                                                                 Exhibit (10)(a)

================================================================================


                    CONTRIBUTION AND JOINT VENTURE AGREEMENT

                                  By and Among

                   THE FIRST AMERICAN FINANCIAL CORPORATION,

             FIRST AMERICAN REAL ESTATE INFORMATION SERVICES, INC.,

                    FIRST AMERICAN APPRAISAL SERVICES, INC.,
              FIRST AMERICAN APPRAISAL CONSULTING SERVICES, INC.,
                          FIRST AMERICAN CREDCO, INC.,
                      FIRST AMERICAN FIELD SERVICES, INC.,
                   FIRST AMERICAN FLOOD DATA SERVICES, INC.,
                    FIRST AMERICAN PROPERTY SERVICES, INC.,
                 FIRST AMERICAN REAL ESTATE TAX SERVICE, INC.,
                            PASCO ENTERPRISES, INC.,
                          PRIME CREDIT REPORTS, INC.,
               PROPERTY FINANCIAL SERVICES OF NEW ENGLAND, INC.,
                            DOCS ACQUISITION CORP.,
                   STRATEGIC MORTGAGE SERVICES, INC. (TEXAS),

                                      and

                      EXPERIAN INFORMATION SOLUTIONS, INC.

                               November 30, 1997

================================================================================

                            TABLE OF CONTENTS/1/
                            -----------------


                                                                            Page
                                                                            ----

ARTICLE I
DEFINITIONS............................................................    2
      1.01.   Defined Terms............................................    2
              -------------
      1.02.   Principles of Construction...............................    8
              --------------------------

ARTICLE II
ORGANIZATION OF NEWCO;
CLOSING; SCOPE OF BUSINESS.............................................    8
      2.01.   Organization.............................................    8
              ------------
      2.02.   Capital Contributions; Closing...........................    9
              ------------------------------
      2.03.   Certain Obligations Not Transferred......................   10
              -----------------------------------
      2.04.   Effective Time...........................................   10
              --------------
      2.05.   Instruments of Transfer and Conveyance...................   10
              --------------------------------------

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF EXPERIAN.............................   11
      3.01.   Authorization and Validity of Agreement..................   11
              ---------------------------------------
      3.02.   Existence and Good Standing..............................   11
              ---------------------------
      3.03.   EXPERIAN Financial Statements............................   12
              -----------------------------
      3.04.   Title to Interests.......................................   12
              ------------------
      3.05.   Leases...................................................   12
              ------
      3.06.   Real Property............................................   12
              -------------
      3.07.   Material Contracts.......................................   13
              ------------------
      3.08.   Consents and Approvals; No Violations....................   13
              -------------------------------------
      3.09.   Litigation...............................................   14
              ----------
      3.10.   Taxes....................................................   14
              -----
      3.11.   Conduct of Business......................................   15
              -------------------
      3.12.   Compliance with Laws; Permits............................   15
              -----------------------------
      3.13.   Intellectual Properties..................................   16
              -----------------------
      3.14.   Labor Matters............................................   17
              -------------
      3.15.   Employee Benefit Plans...................................   17
              ----------------------
      3.16.   Environmental Laws and Regulations.......................   17
              ----------------------------------
      3.17.   Books and Records........................................   18
              -----------------
      3.18.   Nature of Investment.....................................   18
              --------------------
      3.19.   Transactions with Affiliates.............................   18
              ----------------------------
      3.20.   Broker's or Finder's Fees................................   18
              -------------------------

/1/  This Table of Contents is provided for convenience only, and does not
 -
     form a part of the attached Contribution and Joint Venture Agreement.

                                      (i)

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE FAFCO PARTIES....................   19
      4.01.   Authorization and Validity of Agreement..................   19
              ---------------------------------------
      4.02.   Existence and Good Standing..............................   19
              ---------------------------
      4.03.   FAFCO Financial Statements...............................   20
              --------------------------
      4.04.   Title to Interests.......................................   20
              ------------------
      4.05.   Leases...................................................   20
              ------
      4.06.   Real Property............................................   20
              -------------
      4.07.   Material Contracts.......................................   21
              ------------------
      4.08.   Consents and Approvals; No Violations....................   21
              -------------------------------------
      4.09.   Litigation...............................................   22
              ----------
      4.10.   Taxes....................................................   22
              -----
      4.11.   Conduct of Business......................................   23
              -------------------
      4.12.   Compliance with Laws; Permits............................   24
              -----------------------------
      4.13.   Intellectual Properties..................................   24
              -----------------------
      4.14.   Labor Matters............................................   25
              -------------
      4.15.   Employee Benefit Plans...................................   25
              ----------------------
      4.16.   Environmental Laws and Regulations.......................   25
              ----------------------------------
      4.17.   Books and Records........................................   26
              -----------------
      4.18.   Nature of Investment.....................................   26
              --------------------
      4.19.   Transactions with Affiliates.............................   26
              ----------------------------
      4.20.   Broker's or Finder's Fees................................   26
              -------------------------

ARTICLE V
COVENANTS..............................................................   26
      5.01.   Ordinary Course..........................................   26
              ---------------
      5.02.   NEWCO Business Opportunities.............................   27
              ----------------------------
      5.03.   Best Efforts.............................................   28
              ------------
      5.04.   Consents and Further Assurances..........................   28
              -------------------------------
      5.05.   Notices of Certain Events................................   29
              -------------------------
      5.06.   Access to Information Concerning Business and Records....   30
              -----------------------------------------------------
      5.07.   Exclusive Dealing........................................   30
              -----------------
      5.08.   FAFCO Board Representation...............................   31
              --------------------------
      5.09.   Guarantees...............................................   31
              ----------
      5.10.   Certain Fees.............................................   31
              ------------
      5.11.   Certain Covenants........................................   31
              -----------------

                                   ARTICLE VI
                   EXPERIAN PUT OPTION; FAFCO CALL OPTION..............   32

      6.01.   EXPERIAN Put Option......................................   32
              -------------------
      6.02.   FAFCO Call Option........................................   33
              -----------------
      6.03.   FAFCO Change of Control Put Option.......................   34
              ----------------------------------
      6.04.   EXPERIAN Change of Control Call Option...................   35
              --------------------------------------
      6.05.   Extraordinary Put Option.................................   35
              ------------------------
      6.06.   Put/Call Adjustment......................................   36
              -------------------
      6.07.   General Put/Call Provisions..............................   36
              ---------------------------

                                     (ii)

      6.08.   Dispute Resolution.......................................   37
              ------------------

ARTICLE VII
CONDITIONS PRECEDENT...................................................   38
      7.01.   Conditions Precedent to the Obligations of Each of the
              ------------------------------------------------------
              Parties..................................................   38
              -------
      7.02.   Conditions Precedent to the Obligations of the FAFCO
              ----------------------------------------------------
              Parties..................................................   40
              -------
      7.03.   Conditions Precedent to the Obligations of EXPERIAN......   41
              ---------------------------------------------------

ARTICLE VIII
SURVIVAL OF REPRESENTATION; INDEMNIFICATION............................   43
      8.01.   Survival of Representations..............................   43
              ---------------------------
      8.02.   Indemnification..........................................   43
              ---------------
      8.03.   Post-Effective-Time Tax Indemnification..................   43
              ---------------------------------------

ARTICLE IX
TERMINATION............................................................   44
      9.01.   Events of Termination....................................   44
              ---------------------
      9.02.   Effect of Termination....................................   44
              ---------------------

ARTICLE X
MISCELLANEOUS..........................................................   44
     10.01.   Fees and Expenses........................................   44
              -----------------
     10.02.   Extension; Waiver........................................   44
              -----------------
     10.03.   Confidentiality..........................................   44
              ---------------
     10.04.   Public Announcements.....................................   45
              --------------------
     10.05.   Records Retained by FAFCO, EXPERIAN and NEWCO............   45
              ---------------------------------------------
     10.06.   Notices..................................................   45
              -------
     10.07.   Entire Agreement.........................................   46
              ----------------
     10.08.   Binding Effect; Benefit; Assignment......................   46
              -----------------------------------
     10.09.   Amendment and Modification...............................   47
              --------------------------
     10.10.   Further Actions..........................................   47
              ---------------
     10.11.   Counterparts.............................................   47
              ------------
     10.12.   Applicable Law; Submission to Jurisdiction...............   47
              ------------------------------------------
     10.13.   Severability.............................................   47
              ------------

                                   SCHEDULES
                                   ---------

SCHEDULE 2.02(a)  FAFCO MEMBERS Excluded Assets and Liabilities
SCHEDULE 2.02(b)  EXPERIAN Excluded Assets and Liabilities
SCHEDULE 3.03     Material Adverse Effect (EXPERIAN)
SCHEDULE 3.04     Title to Interests (EXPERIAN)
SCHEDULE 3.05     Leases (EXPERIAN)
SCHEDULE 3.06     Real Property (EXPERIAN)
SCHEDULE 3.07(a)  Material Contracts (EXPERIAN)
SCHEDULE 3.07(c)  Existing or Potential Defaults (EXPERIAN)

                                     (iii)

SCHEDULE 3.08     Necessary Consents (EXPERIAN)
SCHEDULE 3.09     Litigation (EXPERIAN)
SCHEDULE 3.10     Tax Matters (EXPERIAN)
SCHEDULE 3.13(b)  Copyrights (EXPERIAN)
SCHEDULE 3.13(d)  Adverse Claims (EXPERIAN)
SCHEDULE 3.14     Labor (EXPERIAN)
SCHEDULE 3.15     Employee Benefit Plans (EXPERIAN)
SCHEDULE 3.17     Books and Records (EXPERIAN)
SCHEDULE 3.19     Transactions with Affiliates (EXPERIAN)
SCHEDULE 4.03     Material Adverse Effect (FAFCO)
SCHEDULE 4.04     Title to Interests (FAFCO)
SCHEDULE 4.05     Leases (FAFCO)
SCHEDULE 4.06     Real Property (FAFCO)
SCHEDULE 4.07(a)  Material Contracts (FAFCO)
SCHEDULE 4.07(c)  Existing or Potential Defaults (FAFCO)
SCHEDULE 4.08     Necessary Consents (FAFCO)
SCHEDULE 4.09     Litigation (FAFCO)
SCHEDULE 4.10     Tax Matters (FAFCO)
SCHEDULE 4.13(b)  Copyrights (FAFCO)
SCHEDULE 4.13(d)  Adverse Claims (FAFCO)
SCHEDULE 4.14     Labor (FAFCO)
SCHEDULE 4.15     Employee Benefit Plans (FAFCO)
SCHEDULE 4.17     Books and Records (FAFCO)
SCHEDULE 4.19     Transactions with Affiliates (FAFCO)
SCHEDULE 5.01     Approved Transactions

                                    EXHIBITS
                                    --------

Exhibit A       Form of $3MM Note
Exhibit B       Form of Operating Agreement
Exhibit C-1     Form of Experian Transition Agreement
Exhibit C-2     Form of FAFCO Transition Agreement
Exhibit D       Form of Data License Agreement
Exhibit E       Form of EXPERIAN/CREDCO Agreement
Exhibit F       Form of Trademark License Agreement
Exhibit G       Form of Interim Operating Agreement

                                     (iv)

     CONTRIBUTION AND JOINT VENTURE AGREEMENT, made as of November 30, 1997 (this "Agreement"), by and among THE FIRST AMERICAN FINANCIAL CORPORATION, a California corporation ("FAFCO"), FIRST AMERICAN REAL ESTATE INFORMATION SERVICES, INC., a California corporation, ("FAREISI"), FIRST AMERICAN APPRAISAL SERVICES, INC., a California corporation ("FAREISI Subsidiary 1"), FIRST AMERICAN APPRAISAL CONSULTING SERVICES, INC., a California corporation ("FAREISI Subsidiary 2"), FIRST AMERICAN CREDCO, INC., a Washington corporation ("FAREISI Subsidiary 3"), FIRST AMERICAN FIELD SERVICES, INC., a New Jersey corporation ("FAREISI Subsidiary 4"), FIRST AMERICAN FLOOD DATA SERVICES, INC., a Texas corporation ("FAREISI Subsidiary 5"), FIRST AMERICAN PROPERTY SERVICES, INC., a New York corporation ("FAREISI Subsidiary 6"), FIRST AMERICAN REAL ESTATE TAX SERVICE, INC., a Florida corporation ("FAREISI Subsidiary 7"), PASCO ENTERPRISES, INC., a Texas corporation ("FAREISI Subsidiary 8"), PRIME CREDIT REPORTS, INC., a California corporation ("FAREISI Subsidiary 9"), PROPERTY FINANCIAL SERVICES OF NEW ENGLAND, INC., a Delaware corporation ("FAREISI Subsidiary 10"), DOCS ACQUISITION CORP., a Nevada corporation ("DOCS"), STRATEGIC MORTGAGE SERVICES, INC. (TEXAS), a Texas corporation ("SMS"), and EXPERIAN INFORMATION SOLUTIONS, INC., an Ohio corporation ("EXPERIAN").

                             W I T N E S S E T H :
                             -------------------

     WHEREAS, FAFCO, FAREISI, FAREISI Subsidiary 1, FAREISI Subsidiary 2, FAREISI Subsidiary 3, FAREISI Subsidiary 4, FAREISI Subsidiary 5, FAREISI Subsidiary 6, FAREISI Subsidiary 7, FAREISI Subsidiary 8, FAREISI Subsidiary 9, FAREISI Subsidiary 10, DOCS, SMS (FAREISI, the foregoing FAREISI Subsidiaries, DOCS and SMS, collectively, the "FAFCO Members"), and EXPERIAN (each a "Party" and, collectively, the "Parties") desire to combine the FAREISI Business and the RES Business;

     WHEREAS, the Parties desire that EXPERIAN and each of the FAFCO Members become the joint owners of a California limited liability company to be formed pursuant to Section 2.01 of this Agreement ("NEWCO") to own and operate the combined FAREISI Business and RES Business;

     WHEREAS, to effectuate their intent the Parties deem it advisable for EXPERIAN and each of the FAFCO Members to make a contribution of certain assets and liabilities to NEWCO; and

     WHEREAS, in order to set forth certain terms and conditions upon which NEWCO will be owned and operated, the Parties desire to enter into this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the Parties agree as follows:

                                    ARTICLE
                                       I
                                  DEFINITIONS

1.01. Defined Terms.  As used in this Agreement, the following terms
      -------------
shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

       "Adjusted Earnings" means, for any period, the profits of NEWCO for such period, assuming an effective tax rate of 40% (which percentage the Parties may from time to time hereafter agree to adjust to reflect material changes in tax rates), as determined in accordance with US GAAP and excluding extraordinary gains and charges, restructuring charges and other unusual or infrequently occurring items.

       "Affiliate" shall mean and include, with reference to any Person, any other Person, other than NEWCO, Controlling, Controlled by or under common Control with such Person.

       "Agreement" shall mean this Contribution and Joint Venture Agreement, as the same may be amended, modified and/or supplemented from time to time.

       "Balance Sheet Date" shall mean September 30, 1997 in the case of FAFCO and November 19, 1997 in the case of EXPERIAN.

       "Business" shall mean the FAREISI Business and/or the RES Business, as the context may require.

       "Business Day" shall mean any day, excluding Saturday, Sunday or any day which shall be a legal holiday in the State of California.

       "Business Record" shall have the meaning set forth in Section 10.05.

       "Call Election Notice" has the meaning given thereto in Section 6.02(a) hereof.

       "Call Exercise Date" has the meaning given thereto in Section 6.02(a) hereof.

       "Call Option" has the meaning given thereto in Section 6.02(a) hereof.

       "Call Price" has the meaning given thereto in Section 6.02(b) hereof.

       "Capital Account" shall have the meaning given thereto in Section 1.01 of the Operating Agreement.

       "Closing" shall mean the closing of the transactions contemplated herein and shall take place at the offices of White & Case, 633 West Fifth Street, Los Angeles, California 90071, at 10:00 A.M. local time on a Business Day occurring not more than ten Business Days after the satisfaction or waiver of all the conditions to the effectiveness of this Agreement set forth in Article VII or such other place or time as the Parties may agree, not later than November 30, 1997 (the date of the Closing being referred to as the "Closing Date"); it being understood that the Parties anticipate that the Closing will occur on or before November 30, 1997.

     "Code" shall have the meaning set forth in Section 3.15.

     "Commission" shall mean the U.S. Securities and Exchange Commission.

     "Control" shall mean the power to vote more than 50% of the Voting Interests of an Entity or to otherwise control the management and affairs of such Entity (including by way of the power to veto any material act or decision).

     "Effective Date" shall mean January 1, 1998.

     "Effective Time" shall mean 00:01 (local time) on January 1, 1998.

     "Encumbrances" shall mean all liens, encumbrances, restrictions and claims of every kind and character.

     "End Date" shall have the meaning set forth in Section 6.01(a).

     "Environmental Claims" shall have the meaning set forth in Section 3.16.

     "Environmental Laws" shall have the meaning set forth in Section 3.16.

     "Entity" shall mean any Person that is not a natural Person.

     "ERISA" shall have the meaning set forth in Section 3.15.

     "Exchange Act" shall mean the U.S. Securities Exchange Act of 1934, as amended.

     "EXPERIAN" shall have the meaning set forth in the introductory paragraph of this Agreement.

     "EXPERIAN Change of Control" means an event as a result of which (a) any Person or group of Persons (within the meaning of Section 13 or 14 of the Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Commission under the Exchange Act) of 51% or more of the outstanding shares of common stock of Great Universal Stores, Inc. ("GUS") (on a fully diluted basis), other than existing shareholders of GUS beneficially holding as of the date hereof in the aggregate more than 5% of the outstanding shares of common stock of GUS, or (b) GUS shall fail to own, directly or indirectly, at least 51% of the economic and voting interest in the capital stock of EXPERIAN other than as a result of a public offering of the capital stock of EXPERIAN; provided, however, that an EXPERIAN Change of Control
                           --------  -------
shall not occur as a result of the merger of EXPERIAN into GUS or an Affiliate of GUS so long as (x) EXPERIAN is the surviving entity or (y) the surviving entity, in the event that

EXPERIAN is not the surviving entity, shall have expressly assumed in writing each obligation of EXPERIAN under this Agreement, the Operating Agreement and each other agreement relating to NEWCO to which EXPERIAN is a party.

     "EXPERIAN Change of Control Notice" has the meaning given thereto in
Section 6.04 hereof.

     "EXPERIAN Interests" shall have the meaning set forth in Section 2.02(b).

     "EXPERIAN Plan" and "EXPERIAN Plans" shall have the meaning set forth in
Section 3.15.

     "FAFCO" shall have the meaning set forth in the introductory paragraph of this Agreement.

     "FAFCO Balance Sheet" shall have the meaning set forth in Section 4.03(a).

     "FAFCO Change of Control" means an event as a result of which (a) any Person or group of Persons (within the meaning of Section 13 or 14 of the Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Commission under the Exchange Act) of 51% or more of the outstanding shares of common stock of FAFCO (on a fully diluted basis) or
(b) FAFCO shall fail to own, directly or indirectly, at least 51% of the economic and voting interest in the capital stock of each of the FAFCO Members.

     "FAFCO Change of Control Notice" has the meaning given thereto in Section
6.03 hereof.

     "FAFCO Financial Statements" shall have the meaning set forth in Section 4.03(a).

     "FAFCO Interests" shall have the meaning set forth in Section 2.02(a).

     "FAFCO Member" shall have the meaning given thereto in the first WHEREAS clause of this Agreement.

     "FAFCO Plan" and "FAFCO Plans" shall have the meaning set forth in Section 4.15.

     "FAREISI" shall have the meaning set forth in the introductory paragraph of this Agreement.

     "FAREISI Business" shall mean the collective businesses of each of the FAFCO Members.

     "FAREISI Material Contract" shall have the meaning set forth in Section 4.07(b).

     "FAREISI Permitted Encumbrances" shall have the meaning set forth in
Section 4.04.

     "FAREISI Pro-Forma Balance Sheet" shall have the meaning set forth in
Section 4.03(a).

     "FAREISI Property" shall have the meaning set forth in Section 4.16.

     "Hazardous Materials" shall have the meaning set forth in Section 3.16.

     "Implementing Agreements" shall have the meaning set forth in Section 7.01(d).

     "Indemnifiable Taxes" shall have the meaning set forth in Section 8.03(a).

     "Intellectual Property" means all patents, patent applications, registered and unregistered trademarks and service marks, registered and unregistered copyrights, computer programs, databases, trade secrets and proprietary information.

     "Interests" shall mean the FAFCO Interests and/or the EXPERIAN Interests, as the context may require.

     "Interim Operating Agreement" shall mean an Interim Operating Agreement by and among FAFCO, each of the FAFCO Members and EXPERIAN in substantially the form of Exhibit G attached hereto.

     "License" shall have the meaning set forth in Section 3.12.

     "Losses" shall have the meaning set forth in Section 8.02.

     "Major Exchange" shall mean any one of the following securities exchanges or quotation systems: New York Stock Exchange, NASDAQ, American Stock Exchange or Pacific Stock Exchange.

     "Management Committee" shall have the meaning given thereto in Section 1.01 of the Operating Agreement.

     "Manager" shall have the meaning given thereto in Section 1.01 of the Operating Agreement.

     "Material Adverse Effect" shall have the meaning set forth in Section 3.02.

     "Membership Interest" shall mean, with respect to each of the FAFCO Members and EXPERIAN, its respective interest in NEWCO as determined in accordance with the Operating Agreement.

     "NEWCO" shall mean the California limited liability company to be formed pursuant to Article II.

     "NEWCO Development Opportunity" shall have the meaning given to the term "Company Development Opportunity" in Section 1.01 of the Operating Agreement.

     "NEWCO Business" shall mean the business owned and operated by NEWCO after the Closing which shall include, without limitation, the combined FAREISI Business and the RES Business.

     "Notes" shall have the meaning set forth in Section 2.02(a).

     "Notice Date" has the meaning given thereto in Section 6.06(c) hereof.

     "Operating Agreement" shall mean an Operating Agreement by and among each of the FAFCO Members and EXPERIAN in substantially the form of Exhibit B attached hereto.

     "Panel" shall have the meaning set forth in Section 6.08(b).

     "Panel Date" shall have the meaning set forth in Section 6.08(b).

     "Party" and "Parties" shall have the meaning set forth in the first WHEREAS clause of this Agreement.

     "Percentage Interest" shall mean, with respect to EXPERIAN, the percentage set forth in Section 2.02(f) of the Operating Agreement with respect to EXPERIAN, as such percentage may be adjusted from time to time pursuant to the terms of the Operating Agreement.

     "Permitted Encumbrances" shall mean the FAREISI Permitted Encumbrances and/or the RES Permitted Encumbrances, as the context may require.

     "Person" shall mean and include any individual, partnership, association, joint stock company, joint venture, corporation, trust, limited liability company, unincorporated organization, government, agency or political subdivision thereof.

     "Pre-Closing Period" shall have the meaning set forth in Section 3.10(a).

     "Prime Rate" means, as of any date of determination, the per annum rate of interest specified as the Prime Rate in the Wall Street Journal published on such date, provided that for any date on which the Wall Street Journal is not
           --------
published, "Prime Rate" means the per annum rate of interest specified as the Prime Rate in the Wall Street Journal last published before such date.

     "Put Election Notice" has the meaning given thereto in Section 6.01(a) hereof.

     "Put Exercise Date" has the meaning given thereto in Section 6.01(a) hereof.

     "Put Option" has the meaning given thereto in Section 6.01(a) hereof.

     "Put Price" has the meaning given thereto in Section 6.01(b) hereof.

     "Registration Date" shall have the meaning set forth in Section 6.01(a).

     "Release" shall have the meaning set forth in Section 3.16.

     "RES Business" shall mean the business of EXPERIAN commonly known as Experian Real Estate Solutions (including, without limitation, the businesses commonly known as Experian Title Information Services and Experian Property
Data).

     "RES Material Contract" shall have the meaning set forth in Section
3.07(b).

     "RES Permitted Encumbrances" shall have the meaning set forth in Section 3.04.

     "RES Pro-Forma Balance Sheet" shall have the meaning set forth in Section 3.03(a).

     "RES Pro-Forma Financials" shall have the meaning set forth in Section 3.03(a).

     "RES Property" shall have the meaning set forth in Section 3.16.

     "Returns" shall have the meaning set forth in Section 3.10(a).

     "Securities Act" shall mean the U.S. Securities Act of 1933, as amended.

     "Subsidiary" shall mean, with respect to any Person, (a) any partnership of which such Person is a general partner or of which such Person's Subsidiary is a general partner or (b) any other Entity which, at the time as of which any determination is being made, is Controlled by such Person; provided, that for
                                                           --------
purposes of this Agreement, Excelis, Inc. and shall not be deemed to be a Subsidiary of FAREISI.

     "Taxes" shall mean all taxes, assessments, charges, duties, fees, levies or other governmental charges, including, without limitation, all Federal, state, county, local, foreign and other income, franchise, profits, capital gains, capital stock, transfer, sales, use, occupation, property, excise, severance, windfall profits, stamp, license, payroll, withholding and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any person or other entity.

     "Transactional Taxes" shall have the meaning set forth in Section 2.01(b)(ii).

     "Trigger Date" shall mean November 30, 2002.

     "US GAAP" means United States generally accepted accounting principles applied on a consistent basis.

     "Voting Interest" shall mean with respect to any Entity, any equity interest of such Entity having general voting power under ordinary circumstances to participate in the election of a majority of the governing body of such Entity (irrespective of whether at the time any other class or classes of equity interest of such Entity shall have or might have voting power by reason of the happening of any contingency).

     "$3MM Note" shall have the meaning set forth in Section 2.02(b).

     "$25MM Note" shall have the meaning set forth in Section 7.01(e)(ii).

     1.02.  Principles of Construction.
            --------------------------

     (a) All references to Articles, Sections, subsections, Schedules and Exhibits are to Articles, Sections, subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "including" is not limiting and means "including without limitation."

     (b) All accounting terms not specifically defined herein shall be construed in accordance with US GAAP.

     (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding"; and the word "through" means "to and including."

     (d) The Table of Contents hereto and the Article and Section headings herein are for convenience only and shall not affect the construction hereof.

     (e) This Agreement and the Implementing Agreements are the result of negotiations among and have been reviewed by counsel to the Parties and are the products of all Parties. Accordingly, they shall not be construed against any Party merely because of such Party's involvement in their preparation.


                                   ARTICLE II
                             ORGANIZATION OF NEWCO;
                           CLOSING; SCOPE OF BUSINESS

2.01.  Organization.
       ------------

        (a) NEWCO shall be a limited liability company established under the laws of the State of California, (i) having as its registered name such name as from time to time is set forth in NEWCO's Articles of Organization and (ii) having its principal offices located in St. Petersburg, Florida or such location as from time to time is set forth in NEWCO's Articles of Organization.

     (b) (i) All out-of-pocket costs of the establishment of NEWCO as a limited liability company as contemplated by Section 2.01(a) (including organizational changes and amendments to organizational documents that may be made on or before the Closing Date) shall be shared eighty percent (80%) by the FAFCO Members and twenty percent (20%) by EXPERIAN.

          (ii) Except as otherwise provided in clause (iii) below, each Party shall bear its own (A) costs incurred as a result of the transfer of any Interests to NEWCO, including payments to third parties, if any, to obtain their consent to such transfer (it being understood and agreed that each Party shall determine, in its sole discretion, whether or not to obtain any such consent),
(B) attorneys' fees and related costs incurred by it in connection with the preparation, execution and delivery of this Agreement and the Implementing Agreements and the transactions contemplated hereby or thereby, except as may otherwise expressly be provided herein or therein and (C) sales, use, transfer, conveyance, bulk transfer, business and occupation, value added or income taxes, or other taxes, duties, excises or governmental charges imposed by any taxing jurisdiction with respect to the transfer, assignment or conveyance of its Interests or otherwise on account of this agreement or the transactions contemplated hereby including, without limitation, those arising from its corporate reorganizations and intercompany transactions in contemplation of such transactions (the foregoing taxes described in this clause (C) being hereinafter referred to as "Transactional Taxes").

          (iii) Notwithstanding anything in this Section 2.01(b) to the contrary, the Parties hereby agree to share as provided in Section 2.01(b)(i) the reasonable legal fees and expenses of White & Case in connection with the establishment of NEWCO as a limited liability company.

     2.02.  Capital Contributions; Closing.
            ------------------------------

     (a) At or prior to the Effective Time, FAFCO and FAREISI shall cause each FAFCO Member to transfer to NEWCO, and each FAFCO Member shall transfer to NEWCO, free and clear of all Encumbrances, other than FAREISI Permitted Encumbrances, all of the assets (which assets will include, without limitation, cash in an amount that, when aggregated with the cash, if any, contributed by all other FAFCO Members, will not be less than $15,000,000), properties, rights, services and interests constituting its share of the FAREISI Business (other than such assets, properties, rights, services and interests set forth on Part 1 of Schedule 2.02(a) attached hereto under the name of such FAFCO Member), together with all liabilities and obligations of any nature of such FAFCO Member, whether absolute, accrued, contingent or otherwise, and whether due or to become due, arising out of or relating to such assets, properties, rights, services and interests (other than the liabilities and obligations set forth in Part 2 of Schedule 2.02(a) attached hereto under the name of such FAFCO Member) (all such assets, properties, rights, services, liabilities, obligations and interests being transferred are hereinafter collectively referred to as the "FAFCO Interests"). In consideration for such transfer, NEWCO shall in accordance with Section 2.02 of the Operating Agreement, credit the respective Capital Accounts of the FAFCO Members and issue to the FAFCO Members Membership Interests in NEWCO in an aggregate amount equal to 80% of the Membership Interests to be issued at the Effective Time.

     (b) At or prior to the Effective Time, EXPERIAN shall transfer or cause to be transferred to NEWCO, (i) free and clear of all Encumbrances, other than RES Permitted Encumbrances, all of the assets (which assets will include, without limitation, not less than $3,000,000 in cash), properties, rights, services and interests constituting the RES Business (other than such assets, properties, rights, services and interests set forth in Part 1 of Schedule 2.02(b) attached hereto), together with all liabilities and obligations of any nature of EXPERIAN, whether absolute, accrued, contingent or otherwise, and whether due or to become due, arising out of or relating to such assets, properties, rights, services and interests (other than the liabilities and obligations set forth in Part 2 of Schedule 2.02(b) attached hereto) (all such assets, properties, rights, services, liabilities, obligations and interests being transferred hereunder are hereinafter referred to as the "EXPERIAN Interests") and (ii) cash in the amount of $10,000,000, by wire transfer of immediately available funds to an account designated by NEWCO. In consideration of such transfer, NEWCO shall
(x) in accordance with Section 2.02 of the Operating Agreement, credit the Capital Account of EXPERIAN and issue to EXPERIAN a Membership Interest in NEWCO equal to 20% of the Membership Interests to be issued at the Effective Time and
(y) deliver or cause to be delivered to EXPERIAN a promissory note, dated the Effective Date, in the principal amount of $3,000,000 in the form attached hereto as Exhibit A duly executed by NEWCO (the "$3MM Note").

     2.03.  Certain Obligations Not Transferred. Notwithstanding Sections
            -----------------------------------
2.02(a) and 2.02(b) hereof, any obligation of FAFCO, FAREISI, EXPERIAN or any other FAFCO Member, or their respective Affiliates, to lend money, extend credit, make advances to, purchase or acquire any securities or other interest in or make any capital contribution to any other Person, which requires FAFCO, FAREISI, EXPERIAN or such other FAFCO Member, or such Affiliates, to advance funds prior to the Effective Time in full or partial satisfaction of such obligation, shall, to the extent of such requirement to lend money, extend credit, make advance to, purchase or acquire any securities or other interest in or make any capital contribution to any other Person prior to the Effective Time, remain the sole obligation of FAFCO, FAREISI, EXPERIAN or such other FAFCO Member, or such Affiliates, as the case may be, and shall not be directly or indirectly assumed by NEWCO.

     2.04.  Effective Time.  The transactions referred to in Sections 2.02(a),
            --------------
2.02(b) and 2.03 shall be deemed, as between the Parties, to occur at the Effective Time.

     2.05.   Instruments of Transfer and Conveyance.  The sale, transfer and
             --------------------------------------
conveyance of the Interests shall be effected by delivery on or prior to the Closing Date by each Party hereto of such deeds, transfers in registrable form, endorsements, assurances, conveyances, releases, discharges, assignments, certificates, drafts, checks or other instruments of transfer and conveyance, duly executed by such Party or such other Person, as the case may be, as any other Party reasonably deems necessary to vest in NEWCO all right, title and interest in and to the Interests, free and clear of any Encumbrance of any kind, except Permitted Encumbrances.

                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF EXPERIAN

     EXPERIAN hereby represents and warrants to FAFCO, FAREISI and each of the other FAFCO Members and to NEWCO (which shall be an intended beneficiary of such representations and warranties upon its acknowledgement of this Agreement) as follows:

3.01.  Authorization and Validity of Agreement.
        ---------------------------------------

        (a) It has full corporate power and authority to execute and deliver this Agreement and each of the Implementing Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by it of this Agreement and the Implementing Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby, have been duly authorized and approved by its Board of Directors and, if applicable, shareholder(s), and no other corporate or shareholder action is necessary to authorize the execution, delivery and performance by it of this Agreement and the Implementing Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby. This Agreement and each of the Implementing Agreements to which it is a party have been duly executed and delivered by it and, assuming the due execution of this Agreement and each of the Implementing Agreements by the other parties hereto and thereto, are valid and binding obligations of it, enforceable against it in accordance with their terms, except to the extent that their en forceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and to general equitable principles.

        (b) Each document and instrument (including, but not limited to, the Implementing Agreements) executed by it as contemplated by this Agreement, when executed and delivered by it in accordance with the terms hereof, shall have been duly executed and delivered by it and, assuming due execution and delivery by the other parties thereto, shall be valid and binding upon it and enforceable against it in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and to general equitable principles.

        3.02. Existence and Good Standing.  It is a corporation duly organized,
               ---------------------------
validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. It is duly qualified or licensed to conduct its business, and is in good standing in each jurisdiction in which the character or location of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so duly qualified or licensed would not have a material adverse effect on the business, properties, assets, liabilities, condition (financial or otherwise), results of operations or prospects (a "Material Adverse Effect") of the RES Business, taken as a whole.

        3.03. EXPERIAN Financial Statements.
              -----------------------------

        (a) EXPERIAN has heretofore furnished FAFCO with its pro-forma balance sheet as at November 19, 1997 (such balance sheet being hereinafter referred to as the "RES Pro-Forma Balance Sheet"), and related pro-forma statements of operations and cash flows for the period then ended, together with all explanatory notes thereto, for the RES Business showing the effects of the elimination of EXPERIAN's businesses and operations not included in the EXPERIAN Interests being transferred to NEWCO (such pro-forma statements, together with the RES Pro-Forma Balance Sheet, the "RES Pro-Forma Financials"). The RES Pro-Forma Financials, including the footnotes thereto, are based upon currently available information and upon certain assumptions therein disclosed that EXPERIAN believes in good faith to be reasonable under current circumstances.

        (b) Except as set forth on Schedule 3.03 attached hereto, since the Balance Sheet Date, the RES Business has experienced no Material Adverse Effect.

        3.04. Title to Interests.  It possesses good and marketable title to
              ------------------
all of the properties and assets (real and personal, tangible or intangible) comprising the EXPERIAN Interests, free and clear of all Encumbrances, except for Encumbrances which (i) are set forth on Schedule 3.04, (ii) are for taxes, assessments or governmental charges not yet due, (iii) were incurred in the ordinary course of business and which do not in the aggregate materially detract from the value of the EXPERIAN Interests or materially impair the use thereof in the operation of the RES Business or (iv) are reflected on the RES Pro-Forma Financial Statements, as the case may be. Encumbrances of the type described in clauses (i) through (iv) are sometimes referred to as "RES Permitted Encumbrances".

        3.05. Leases.  Except as otherwise set forth in Schedule 3.05, each
              ------
lease to which it is a party included in the RES Business is in full force and effect; all rents and additional rents due to date from it on each such lease have been paid; in each case, it has not received notice that it is in material default thereunder; and, to its knowledge, there exists no material event, occurrence, condition or act (including the transactions contemplated by this Agreement) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would constitute a material default by it or any other party under such lease.

        3.06. Real Property.  Schedule 3.06 attached hereto contains a list of
              -------------
all real property owned by it constituting part of the RES Business and includes the name of the record title holder thereof and a list of all indebtedness secured by a lien, mortgage or deed of trust thereon. It has good and marketable title in fee simple to all the real property specified as owned by it in
Schedule 3.06, free and clear of all Encumbrances, except for RES Permitted Encumbrances or as set forth on Schedule 3.06. All of the buildings, structures and appurtenances situated on the real property listed on Schedule 3.06 are in good operating condition and in a state of good maintenance and repair (normal wear and tear excepted) and are adequate and suitable for the purposes for which they are presently being used.

        3.07. Material Contracts.
              ------------------

        (a) Schedule 3.07(a) attached hereto sets forth a complete list of all RES Material Contracts related to the operation of the RES Business.

        (b) Except as set forth in Schedule 3.07(a) attached hereto, in connection with the ownership or operation of the RES Business, it neither has nor is bound by (i) any agreement or contract relating to the employment of any Person with total annual compensation in excess of $300,000, or any bonus, deferred compensation, pension, profit sharing, stock option, employee stock purchase, retirement or other employee benefit plan, (ii) any agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution tion, (iii) any agreement, contract or commitment relating to capital expenditures in excess of $1,000,000,
(iv) any loan or advance to, or investment in, any Person or agreement, contract or commitment relating to the making of any such loan, advance or investment,
(v) any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person (other than the endorsement of negotiable instruments for collection in the ordinary course of business), (vi) any management service, consulting or any other similar type contract which is not cancelable without penalty within 30 days and involves estimated payments in excess of $50,000 in any twelve-month period, (vii) any agreement, contract or commitment limiting the ability of the RES Business to engage in any line of business or to compete with any Person, (viii) any agreement, contract or commitment not entered into in the ordinary course of business which is not cancelable without penalty within 30 days or (ix) any agreement, contract or commitment which is reasonably expected to have a Material Adverse Effect on the RES Business, taken as a whole (each of the agreements, contracts or commitments in clauses (i) to (ix) above, a "RES Material Contract").

        (c) Except as set forth on Schedule 3.07(c), each contract or agreement set forth on Schedule 3.07(a) (or required to be set forth thereon) is in full force and effect and there exists no default or event of default or event, occurrence, condition or act (including the transfer of the EXPERIAN Interests hereunder) attributable to it or of which it has knowledge which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder. It has not violated any of the terms or conditions of any contract or agreement set forth on Schedule 3.07(a) (or required to be set forth thereon) in any material respect, and, to its knowledge, all of the covenants to be performed by any other party thereto have been fully performed.

        3.08. Consents and Approvals; No Violations. Assuming the making and/or
              -------------------------------------
obtaining, to the reasonable satisfaction of the Parties, of such applications, registrations, declarations, filings, authorizations, orders, consents and approvals as are set forth in Schedule 3.08 hereto, the execution and delivery of this Agreement and the Implementing Agreements by it and the consummation of the transactions contemplated hereby and thereby (a) will not violate the provisions of the Articles of Incorporation or By-Laws or similar organizational documents of it, (b) will not violate any statute, rule, regulation, order or decree of any public body or authority applicable to it or by which its Interests may be bound, (c) will not require any filing with, or permit, consent or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority, and (d) will not result in a violation or breach by it of, conflict with, constitute (with or without due notice or lapse of time or both) a default by it under, or result in the creation of any Encumbrance upon any of the EXPERIAN Interests under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or any other instrument or obligation to which it is a party, or by which the EXPERIAN Interests may be bound, excluding from the foregoing clauses (c) and (d) filings, notices, permits, consents and approvals the absence of which, and violations, breaches, defaults, conflicts and liens which, individually, would not have a Material Adverse Effect on the RES Business, taken as a whole.

        3.09. Litigation. Except as set forth in Schedule 3.09 attached hereto,
              ----------
there is no action, suit or proceeding at law or in equity by any Person, or any arbitration or any administrative or other proceeding by or before or, to its knowledge, any investigation by, any governmental body, instrumentality or agency, pending or to its knowledge threatened, against it which, if adversely determined, would have a Material Adverse Effect on the RES Business, taken as a whole. Except as set forth in Schedule 3.09 attached hereto, it is not subject to any judgment, order or decree entered in any lawsuit or proceeding which may have a Material Adverse Effect on the RES Business, taken as a whole. There are no such suits, actions, claims, proceedings or investigations pending or, to its knowledge, threatened, seeking to prevent or challenging the transactions contemplated by this Agreement or the Implementing Agreements.


3.10. Taxes. (a)  Tax Returns.  It has timely filed or caused to be timely filed
      -----       -----------
with the appropriate taxing authorities all returns, statements, forms and reports for Taxes ("Returns") that are required to be filed by, or with respect to, the RES Business on or prior to the Closing Date. The Returns have accurately reflected all liability for Taxes of the RES Business for the periods covered thereby.

     (b) Payment of Taxes.  Except as set forth on Schedule 3.10, all Taxes and
         ----------------
Tax liability ities of EXPERIAN (to the extent attributable to the RES Business) for all taxable years or periods that end on or before the Closing Date and, with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year or period ending on and including the Closing Date ("Pre-Closing Period") have been timely paid or accrued and ade quately disclosed and fully provided for on the books and records of EXPERIAN in accordance with US GAAP.

     (c)  Other Tax Matters.
          -----------------

         (i) Except as set forth on Schedule 3.10, EXPERIAN has not been the subject of an audit or other examination of Taxes by the tax authorities of any nation, state or locality nor has EXPERIAN or the RES Business received any notices from any taxing authority relating to any issue which could affect the Tax liability of the RES Business.

         (ii) Except as set forth on Schedule 3.10, as of the Closing Date, EXPERIAN (A) has not entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of Taxes of the RES Business or (B) is not presently contesting the Tax liability of the RES Business before any court, tribunal or agency.

         (iii) Except as set forth on Schedule 3.10, EXPERIAN has not been included in any "consolidated," "unitary" or "combined" Return provided for under the law of the United States, any foreign jurisdiction or any state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired.

         (iv) All Taxes related to the RES Business which EXPERIAN or the RES Business is (or was) required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable.

         (v) None of the RES Business consists of any United States real property interests within the meaning of Section 897 of the Code and EXPERIAN is not a United States real property holding company within the meaning of Section 897(c)(2) of the Code.

         (vi) There are no tax sharing, allocation, indemnification or similar agreements in effect under which the RES Business could be liable for any Taxes or other claims of any party.

         (vii) EXPERIAN has not applied for, been granted, or agreed to any accounting method change for which the RES Business will be required to take into account any adjustment under Section 481 of the Code or any similar provision of the Code or the corresponding tax laws of any nation, state or locality.

        (viii) The RES Business is not a party to any agreement that would require it to make any payment that would constitute an "excess parachute payment" for purposes of Sections 280G and 4999 of the Code.

     3.11. Conduct of Business.  Since the Balance Sheet Date, except as
           -------------------
contemplated or expressly required or permitted by this Agreement or as set forth on Schedule 3.11 attached hereto, (i) the RES Business has been conducted only in the ordinary course; (ii) the RES Business has not incurred any material liabilities (direct, contingent or otherwise) or engaged in any material transaction or entered into any material agreement outside the ordinary course of business; (iii) it has not increased the compensation of any officer or granted any general salary or benefits increase to the employees of the RES Business other than in the ordinary course of business; and (iv) it has not taken any action which, if taken subsequent to the execution of this Agreement and on or prior to the Closing Date, would constitute a breach of its agreements set forth in Section 5.01.

     3.12. Compliance with Laws; Permits.
           -----------------------------

     (a) Subject to the qualifications set forth on Schedule 3.12(a) attached hereto, it is in compliance with all applicable laws, regulations, orders, judgments and decrees relating to the RES Business except where the failure to so comply would not have a Material Adverse Effect on the RES Business, taken as a whole.

     (b) EXPERIAN possesses all franchises, licenses, certificates of authority, permits or other authorizations (each, a "License") necessary for the RES Business, except where the failure to possess such a License would not have a Material Adverse Effect on the RES Business, taken as a whole. All such Licenses are in full force and effect and it has not received any written notice of any event, inquiry, investigation or proceeding threatening the validity of such Licenses, except where the failure of such Licenses to be in full force and effect or such event, inquiry, investigation or proceeding would not have a Material Adverse Effect on its RES Business, taken as a whole.

     3.13. Intellectual Properties.
           -----------------------

     (a) The operation of the RES Business as currently conducted requires no rights under patents, registered or unregistered trademarks or registered or unregistered service marks other than rights under patents, trademarks and service marks owned by EXPERIAN (or its predecessors-in-interest), and rights granted for the benefit of the RES Business pursuant to license agreements that are in full force and effect. Within the three-year period immediately preceding the date of this Agreement, the RES Business made use of no rights under any patents, trademarks or service marks other than those owned by EXPERIAN (or its predecessors-in-interest), and rights granted for the benefit of the RES Business under license agreements.

     (b) Except as disclosed on Schedule 3.13(b) attached hereto, the operation of the RES Business as currently conducted requires no rights under copyrights, other than rights under copyrights owned by EXPERIAN, and rights granted for the benefit of the RES Business pursuant to license agreements that are in full force and effect. Within the three-year period immediately preceding the date of this Agreement, the RES Business made no use of rights under any copyright, other than those owned by EXPERIAN (or its predecessors-in-interest), and rights granted for the benefit of the RES Business under license agreements.

     (c) To the best of its knowledge, the operation, development and maintenance of the RES Business as currently conducted requires no rights under trade secrets or proprietary information (including but not limited to those in computer software and databases and to those disclosed in patent applications) other than rights under trade secrets and proprietary information owned by EXPERIAN, and rights granted for the benefit of the RES Business pursuant to license agreements that are in full force and effect. To the best of its knowledge, within the three-year period immediately preceding the date of this Agreement, the RES Business made use of no rights under any trade secret or proprietary information other than those owned by EXPERIAN (or its predecessors-in-interest), and rights granted for the benefit of the RES Business under license agreements.

     (d) Except as set forth on Schedule 3.13(d), no claim adverse to its or the RES Business' interests in the Intellectual Property used in the RES Business or its license agreements with respect thereto has been made in litigation. To the best of its knowledge, no such claim has been threatened or asserted, no reasonable basis exists for any such claim, and no Person has infringed or otherwise violated its or the RES Business' right in any of such Intellectual Property or its license agreements with respect thereto.

     3.14. Labor Matters. No work stoppage involving the RES Business is pending
           -------------
or, to its knowledge, threatened which reasonably could be expected to have a Material Adverse Effect on the RES Business. It is not involved in, or threatened with or affected by, any labor dispute, arbitration, law suit or administrative proceeding relating to the RES Business which reasonably could be expected to have a Material Adverse Effect on the RES Business. Except as set forth on Schedule 3.14 attached hereto, it is not a party to any collective labor agreement or similar agreement.

     3.15. Employee Benefit Plans.  Each "employee benefit plan" (as defined in
           ----------------------
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained or contributed to by it and/or any organization which together with it would be treated as a "single employer" within the meaning of
Section 414(b) or (c) of the Internal Revenue Code of 1986, as amended (the "Code"), or to which it or any such organization has an obligation to contribute (each, an "EXPERIAN Plan" and collectively, the "EXPERIAN Plans") is listed on
Schedule 3.15 attached hereto. Except as set forth in such Schedule 3.15, or to the extent that any breach of the representations set forth in this sentence would not have a Material Adverse Effect on the RES Business, taken as a whole:
(a) each EXPERIAN Plan is in compliance with applicable law and has been administered and operated in accordance with its terms; (b) each EXPERIAN Plan which is intended to be "qualified" (within the meaning of Section 401(a) of the Code) has received a favorable determination letter from the Internal Revenue Service and, to its knowledge, no event has occurred and no condition exists which could reasonably be expected to result in the revocation of any such determination letter; (c) no EXPERIAN Plan is covered by Title IV of ERISA or subject to Section 412 of the Code or Section 302 of ERISA; (d) to its knowledge, no "disqualified person" or "party in interest" (as defined in Section 4975(e)(2) of the Code and Section 3(14) of ERISA, respectively) has engaged in any transaction in connection with an EXPERIAN Plan that could reasonably be expected to result in the imposition of a penalty pursuant to
Section 502(i) of ERISA or a tax pursuant to Section 4975(a) of the Code; and
(e) no liability, claim, action or litigation, has been made, commenced or, to its knowledge, threatened with respect to any EXPERIAN Plan (other than routine claims for benefits payable submitted in the ordinary course and appeals of such claims).

     3.16. Environmental Laws and Regulations.  Except as set forth on Schedule
           ----------------------------------
3.16:

          (a) Hazardous Materials have not been (i) generated, used, treated or stored on, or transported to or from, any RES Property by it, or (ii) Released or disposed of on any RES Property by it, except in the case of clause
(i) or (ii) in compliance with Environmental Law and so as not to give rise to an Environmental Claim;

          (b) The RES Business is in compliance with all applicable Environmental Laws and with the requirements of any permits issued under such laws; and

          (c) There are no past, pending or, to its knowledge, threatened Environmental Claims against the RES Business and, to the best of its knowledge after, there are no facts, circumstances, conditions or occurrences that could reasonably be anticipated to form the basis of a claim under or a violation of, or require the expenditure of funds for compliance with, any Environmental Law that individually or in the aggregate could have a Material Adverse Effect on the RES Business, taken as a whole.

       For purposes of this Agreement, the following terms shall have the following meanings: (A) "RES Property" means any real property and improvements owned, leased, or operated by EXPERIAN in connection with the RES Business; (B) "Hazardous Materials" means (i) any petroleum or petroleum products, radioactive materials or friable asbestos; (ii) any chemicals, materials or substances defined as "hazardous substances," under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. (S) 9601 et seq. ("CERCLA"); (C) "Environmental Law" means any federal, state or local
-- ----
statute, law, rule, regulation, ordinance or code in effect and in each case as amended as of the Closing Date, relating to the environment or Hazardous Materials, including without limitation CERCLA, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. (S) 6901 et seq.; the Federal Water
                                             -- ----
Pollution Control Act, as amended, 33 U.S.C. (S) 1251 et seq.; the Toxic
                                                      -- ----
Substances Control Act, 15 U.S.C. (S) 2601 et seq.; the Clean Air Act, 42 U.S.C.
                                           -- ----
(S) 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. (S) 3808 et seq.; and
         -- ----                                                  -- ----
(D) "Environmental Claims" means regulatory or judicial actions, suits, claims, notices of noncompliance or violation, or proceedings arising under Environmental Law (for purposes of this subclause (D), "Claims") including (i) Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial actions or damages pursuant to applicable Environmental Law and (ii) Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from injury the environment; and
(E) "Release" means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like, into or upon any land or water or air, or otherwise entering into the environment.

     3.17. Books and Records.  Except as set forth on Schedule 3.17 attached
           -----------------
hereto, the RES Business has no records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the RES Business.

     3.18. Nature of Investment.  EXPERIAN is acquiring its Membership Interest
           --------------------
in NEWCO for its own account, for investment only and not with a view to, or sale in connection with, a distribution thereof within the meaning of the Securities Act.

     3.19. Transactions with Affiliates.  Schedule 3.19 attached hereto
           ----------------------------
identifies all contracts, commitments and agreements in effect as of the date hereof by and between the RES Business on the one hand and EXPERIAN or any of its Affiliates (other than the RES Business) on the other.

     3.20. Broker's or Finder's Fees. No agent, broker, Person or firm acting on
           -------------------------
behalf of it is, or will be, entitled to any commission or broker's or finder's fees from any of the Parties hereto, or from any Affiliate of any of the Parties hereto, in connection with any of the transac tions contemplated hereby.

                                    ARTICLE IV
              REPRESENTATIONS AND WARRANTIES OF THE FAFCO PARTIES

     Each of FAFCO, FAREISI and each other FAFCO Member hereby represents and warrants, jointly and severally, to EXPERIAN and to NEWCO (which shall be an intended benefi ciary of such representations and warranties upon its acknowledgement of this Agreement) as follows:


4.01. Authorization and Validity of Agreement.
      ---------------------------------------

       (a) It has full corporate power and authority to execute and deliver this Agreement and each of the Implementing Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by it of this Agreement and the Implementing Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby, have been duly authorized and approved by its Board of Directors and, if applicable, shareholder(s), and no other corporate or shareholder action is necessary to authorize the execu tion, delivery and performance by it of this Agreement and the Implementing Agreements to which it is a party it and the consummation of the transactions contemplated hereby and thereby. This Agreement and each of the Implementing Agreements to which it is a party have been duly executed and delivered by it and, assuming the due execution of this Agreement and of each of the Implementing Agreements by the other parties hereto and thereto, are valid and binding obliga tions of it, enforceable against it in accordance with their terms, except to the extent that their en forceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and to general equitable principles.

       (b) Each document and instrument (including, but not limited to, the Implementing Agreements) executed by it as contemplated by this Agreement, when executed and delivered by it in accordance with the terms hereof shall have been duly executed and delivered by it and, assuming due execution and delivery by the other parties thereto, shall be valid and binding upon it and enforceable against it in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and to general equitable principles.

       4.02. Existence and Good Standing.  It is a corporation duly organized,
             ---------------------------
validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. It is duly qualified or licensed to conduct its business, and is in good standing in each jurisdiction in which the character or location of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so duly qualified or licensed would not have a Material Adverse Effect on the FAREISI Business, taken as a whole.

       4.03. FAFCO Financial Statements.
              --------------------------

       (a) FAFCO has heretofore furnished EXPERIAN with its balance sheet as at December 31, 1996 (such balance sheet being hereinafter referred to as the "FAFCO Balance Sheet"), and related statements of operations, stockholders' equity, and cash flows for the period then ended, together with all explanatory notes thereto (such statements, together with the FAFCO Balance Sheet, the "FAFCO Financial Statements"), audited by Price Waterhouse LLP. Such FAFCO Financial Statements, including the footnotes thereto, except as indicated therein, have been prepared in accordance with US GAAP, and fairly present in all material respects the consolidated financial condition and consolidated results of operations of FAFCO and the changes in the consolidated financial position of FAFCO at such dates and for the period(s) covered thereby. Additionally, FAFCO has heretofore furnished EXPERIAN with its pro-forma balance sheet as at September 30, 1996 together with all explanatory notes thereto, for the FAREISI Business showing the effects of the elimination of operations not included in the FAFCO Interests being transferred to NEWCO (such balance sheet being hereinafter referred to as the "FAREISI Pro-Forma Balance Sheet"). The FAREISI Pro-Forma Balance Sheet, including the footnotes thereto, are based upon currently available information and upon certain assumptions therein disclosed that FAFCO believes in good faith to be reasonable under current circumstances.

       (b) Except as set forth on Schedule 4.03 attached hereto, since the Balance Sheet Date, the FAREISI Business has experienced no Material Adverse Effect.

     4.04. Title to Interests.  The FAFCO Members possess good and marketable
           ------------------
title to all of the properties and assets (real and personal, tangible or intangible) comprising the FAFCO Interests, free and clear of all Encumbrances, except for Encumbrances which (i) are set forth on Schedule 4.04 attached hereto, (ii) are for current taxes, assessments or governmental charges not yet due, (iii) were incurred in the ordinary course of business and which do not in the aggregate materially detract from the value of the FAFCO Interests or materially impair the use thereof in the operation of the FAREISI Business or
(iv) are reflected on the FAREISI Pro-Forma Balance Sheet, as the case may be. Encumbrances of the type described in clauses (i) through (iv) are sometimes referred to as "FAREISI Permitted Encumbrances.

     4.05. Leases.  Except as otherwise set forth in Schedule 4.05 attached
           ------
hereto, each lease to which it is a party that is included in the FAREISI Business is in full force and effect; all rents and additional rents due to date from it on each such lease have been paid; in each case, it has not received notice that it is in material default thereunder; and, to its knowledge, there exists no material event, occurrence, condition or act (including the transactions contemplated by this Agreement) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would constitute a material default by it or any other party under such lease.

     4.06. Real Property.  Schedule 4.06 attached hereto contains a list of all
           -------------
real property owned by it constituting part of the FAREISI Business and includes the name of the record title holder thereof and a list of all indebtedness secured by a lien, mortgage or deed of trust thereon. Each FAFCO Member has good and marketable title in fee simple to all the real property specified as owned by it in Schedule 4.06, free and clear of all Encumbrances, except for FAREISI Permitted Encumbrances or as set forth on Schedule 4.06. All of the buildings, structures and appurtenances situated on the real property listed on Schedule 4.06 are in good operating condition and in a state of good maintenance and repair (normal wear and tear excepted) and are adequate and suitable for the purposes for which they are presently being used.

     4.07. Material Contracts.
           ------------------

     (a) Schedule 4.07(a) attached hereto sets forth a complete list of all FAREISI Material Contracts related to the operation of the FAREISI Business.

     (b) Except as set forth in Schedule 4.07(a) attached hereto, in connection with the ownership or operation of the FAREISI Business, it neither has nor is bound by (i) any agreement or contract relating to the employment of any Person with total annual compensation in excess of $300,000, or any bonus, deferred compensation, pension, profit sharing, stock option, employee stock purchase, retirement or other employee benefit plan, (ii) any agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribu tion, (iii) any agreement, contract or commitment relating to capital expenditures in excess of $1,000,000, (iv) any loan or advance to, or investment in, any Person or agreement, contract or commitment relating to the making of any such loan, advance or investment, (v) any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person (other than the endorsement of negotiable instruments for collection in the ordinary course of business), (vi) any management service, consulting or any other similar type contract which is not cancelable without penalty within 30 days and involves estimated payments in excess of $50,000 in any twelve-month period, (vii) any agreement, contract or commitment limiting the ability of the FAREISI Business to engage in any line of business or to compete with any Person, (viii) any agreement, contract or commitment not entered into in the ordinary course of business which is not cancelable without penalty within 30 days or (ix) any agreement, contract or commitment which is reasonably expected to have a Material Adverse Effect on the FAREISI Business, taken as a whole (each of the agreements, contracts or commitments in clauses
(i) to (ix) above, a "FAREISI Material Contract").

     (c) Except as set forth on Schedule 4.07(c), each contract or agreement set forth on Schedule 4.07(a) (or required to be set forth thereon) is in full force and effect and there exists no default or event of default or event, occurrence, condition or act (including the transfer of the FAFCO Interests hereunder) attributable to it or of which it has knowledge which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder. It has not violated any of the terms or conditions of any contract or agreement set forth on Schedule 4.07(a) (or required to be set forth thereon) in any material respect, and, to its knowledge, all of the covenants to be performed by any other party thereto have been fully performed.

     4.08. Consents and Approvals; No Violations.  Assuming the making and/or
           -------------------------------------
obtaining, to the reasonable satisfaction of the Parties, of such applications, registrations, declarations, filings, authorizations, orders, consents and approvals as are set forth in Schedule 4.08 hereto, the execution and delivery of this Agreement and the Implementing Agreements by it and the consummation of the transactions contemplated hereby and thereby (a) will not violate the provisions of the Articles of Incorporation or By-Laws or similar organizational documents of it,

(b) will not violate any statute, rule, regulation, order or decree of any public body or authority applicable to it or by which its Interests may be bound, (c) will not require any filing with, or permit, consent or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority, and (d) will not result in a violation or breach by it of, conflict with, constitute (with or without due notice or lapse of time or both) a default by it under, or result in the creation of any Encumbrance upon any of the FAFCO Interests under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or any other instrument or obligation to which it is a party, or by which the FAFCO Interests may be bound, excluding from the foregoing clauses (c) and (d) filings, notices, permits, consents and approvals the absence of which, and violations, breaches, defaults, conflicts and liens which, individually, would not have a Material Adverse Effect on the FAREISI Business, taken as a whole.

     4.09. Litigation.  Except as set forth in Schedule 4.09 attached hereto,
           ----------
there is no action, suit or proceeding at law or in equity by any Person, or any arbitration or any administrative or other proceeding by or before or, to its knowledge, any investigation by, any governmental body, instrumentality or agency, pending or to its knowledge threatened, against it which, if adversely determined, would have a Material Adverse Effect on the FAREISI Business, taken as a whole. Except as set forth in Schedule 4.09 attached hereto, it is not subject to any judgment, order or decree entered in any lawsuit or proceeding which may have a Material Adverse Effect on the FAREISI Business, taken as a whole. There are no such suits, actions, claims, proceedings or in vestigations pending or, to its knowledge, threatened, seeking to prevent or challenging the transactions contemplated by this Agreement or the Implementing Agreements.


4.10. Taxes. (a)  Tax Returns.  It has timely filed or caused to be timely filed
      -----       -----------
with the appropriate taxing authorities all Returns that are required to be filed by, or with respect to, the FAREISI Business on or prior to the Closing Date. The Returns have accurately reflected all lia bility for Taxes of the FAREISI Business for the periods covered thereby.

      (b) Payment of Taxes. All Taxes and Tax liabilities of FAFCO and the FAFCO
          ----------------
Members (to the extent attributable to the FAREISI Business) for all taxable years or periods that end on or before the Closing Date and with respect to the Pre-Closing Period have been timely paid or accrued and adequately disclosed and fully provided for on the books and records of the FAREISI Business in accordance with US GAAP.

      (c)  Other Tax Matters.
           -----------------

           (i) Except as set forth on Schedule 4.10, none of the FAFCO Members has been the subject of an audit or other examination of Taxes by the tax authorities of any nation, state or locality nor have the FAFCO Members or the FAREISI Business received any notices from any taxing authority relating to any issue which could affect the Tax liability of the FAREISI Business.

          (ii) Except as set forth on Schedule 4.10, none of the FAFCO Members has, as of the Closing Date, (A) entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of Taxes of the FAREISI Business or (B) is presently contesting the Tax liability of the FAREISI Business before any court, tribunal or agency.

         (iii) Except as set forth on Schedule 4.10, none of the FAFCO Members has been included in any "consolidated," "unitary" or "combined" Return provided for under the law of the United States, any foreign jurisdiction or any state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired.

         (iv) All Taxes which FAFCO, the FAFCO Members or the FAREISI Business are (or were) required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable.

         (v) None of the FAREISI Business consists of any United States real property interests within the meaning of Section 897 of the Code and none of the FAFCO Members is a United States real property holding company within the meaning of Section 897(c)(2) of the Code.

         (vi) There are no tax sharing, allocation, indemnification or similar agreements in effect under which the FAREISI Business could be liable for any Taxes or other claims of any party.

         (vii) None of the FAFCO Members has applied for, been granted, or agreed to any accounting method change for which the FAREISI Business will be required to take into account any adjustment under Section 481 of the Code or any similar provision of the Code or the corresponding tax laws of any nation, state or locality.

         (viii) The FAREISI Business is not a party to any agreement that would require it to make any payment that would constitute an "excess parachute payment" for purposes of Sections 280G and 4999 of the Code.

     4.11. Conduct of Business.  Since the Balance Sheet Date, except as
           -------------------
contemplated or expressly required or permitted by this Agreement or as set forth on Schedule 4.11 attached hereto, (i) the FAREISI Business has been conducted only in the ordinary course; (ii) the FAREISI Business has not incurred any material liabilities (direct, contingent or otherwise) or engaged in any material transaction or entered into any material agreement outside the ordinary course of business; (iii) it has not increased the compensation of any officer or granted any general salary or benefits increase to the employees of the FAREISI Business other than in the ordinary course of business; and (iv) it has not taken any action which, if taken subsequent to the execution of this Agreement and on or prior to the Closing Date, would constitute a breach of its agreements set forth in Section 5.01.

     4.12. Compliance with Laws; Permits.
           -----------------------------

     (a) Subject to the qualifications set forth on Schedule 4.12(a), it is in compliance with all applicable laws, regulations, orders, judgments and decrees relating to the FAREISI Business except where the failure to so comply would not have a Material Adverse Effect on the FAREISI Business, taken as a whole.

     (b) The FAFCO Members possess all Licenses necessary for the FAREISI Business, except where the failure to possess such a License would not have a Material Adverse Effect on the FAREISI Business, taken as a whole. All such Licenses are in full force and effect and it has not received any written notice of any event, inquiry, investigation or proceeding threatening the validity of such Licenses, except where the failure of such Licenses to be in full force and effect or such event, inquiry, investigation or proceeding would not have a Material Adverse Effect on the FAREISI Business, taken as a whole.

     4.13. Intellectual Properties.
           -----------------------

     (a) The operation of the FAREISI Business as currently conducted requires no rights under patents, registered or unregistered trademarks or registered or unregistered service marks other than rights under patents, trademarks and service marks owned by the FAFCO Members, and rights granted for the benefit of the FAREISI Business pursuant to license agreements that are in full force and effect. Within the three-year period immediately preceding the date of this Agreement, the FAREISI Business made use of no rights under any patents, trademarks or service marks other than those owned by the FAFCO Members, and rights granted for the benefit of the FAREISI Business under license agreements.

     (b) Except as disclosed on Schedule 4.13(b) attached hereto, the operation of the FAREISI Business as currently conducted requires no rights under copyrights other than rights under copyrights owned by the FAFCO Members, and rights granted for the benefit of the FAREISI Business pursuant to license agreements that are in full force and effect. Within the three-year period immediately preceding the date of this Agreement, the FAREISI Business made no use of rights under any copyright other than those owned by the FAFCO Members, and rights granted for the benefit of the FAREISI Business under license agreements.

     (c) To the best of its knowledge, the operation, development and maintenance of the FAREISI Business as currently conducted requires no rights under trade secrets or proprietary information (including but not limited to those in computer software and databases and to those disclosed in patent applications) other than rights under trade secrets and proprietary information owned by the FAFCO Members, and rights granted for the benefit of the FAREISI Business pursuant to license agreements that are in full force and effect. To the best of its knowledge, within the three-year period immediately preceding the date of this Agreement, the FAREISI Business made use of no rights under any trade secret or proprietary information other than those owned by the FAFCO Members, and rights granted for the benefit of the FAREISI Business under license agreements.

     (d) Except as set forth on Schedule 4.13(d), no claim adverse to the FAFCO Members' or the FAREISI Business' interests in the Intellectual Property used in the FAREISI Business or the FAFCO Members' license agreements with respect thereto has been made in litigation. To the best of its knowledge, no such claim has been threatened or asserted, no reasonable basis exists for any such claim, and no Person has infringed or otherwise violated the FAFCO Members' or the FAREISI Business' rights in any of such Intellectual Property or the FAFCO Members' license agreements with respect thereto.

      4.14. Labor Matters.  No work stoppage involving the FAREISI Business is
            -------------
pending or, to its knowledge, threatened which reasonably could be expected to have a Material Adverse Effect on the FAREISI Business. It is not involved in, or threatened with or affected by, any labor dispute, arbitration, law suit or administrative proceeding relating to the FAREISI Business which reasonably could be expected to have a Material Adverse Effect on the FAREISI Business. Except as set forth on Schedule 4.14 attached hereto, it is not a party to any collective labor agreement or similar agreement.

      4.15. Employee Benefit Plans.  Each "employee benefit plan" (as defined in
            ----------------------
Section 3(3) of ERISA) maintained or contributed to by it and/or any organization which together with it would be treated as a "single employer" within the meaning of Section 414(b) or (c) of the Code or to which it or any such organization has an obligation to contribute (each, a "FAFCO Plan" and collectively, the "FAFCO Plans") is listed on Schedule 4.15 attached hereto. Except as set forth in such Schedule 4.15, or to the extent that any breach of the representations set forth in this sentence would not have a Material Adverse Effect on the FAREISI Business, taken as a whole: (a) each FAFCO Plan is in compliance with applicable law and has been administered and operated in accordance with its terms; (b) each FAFCO Plan which is intended to be "qualified" (within the meaning of Section 401(a) of the Code) has received a favorable determination letter from the Internal Revenue Service and, to its knowledge, no event has occurred and no condition exists which could reasonably be expected to result in the revocation of any such determination letter; (c) no FAFCO Plan is covered by Title IV of ERISA or subject to Section 412 of the Code or Section 302 of ERISA; (d) to its knowledge, no "disqualified person" or "party in interest" (as defined in Section 4975(e)(2) of the Code and Section 3(14) of ERISA, respectively) has engaged in any transaction in connection with a FAFCO Plan that could reasonably be expected to result in the imposition of a penalty pursuant to Section 502(i) of ERISA or a tax pursuant to Section 4975(a) of the Code; and (e) no liability, claim, action or litigation, has been made, commenced or, to its knowledge, threatened with respect to any FAFCO Plan (other than routine claims for benefits payable submitted in the ordinary course and appeals of such claims).

      4.16. Environmental Laws and Regulations.  (a)   Hazardous Materials have
            ----------------------------------
not been (i) generated, used, treated or stored on, or transported to or from, any FAREISI Property by it, or (ii) Released or disposed of on any FAREISI Property by it, except in the case of clause (i) or (ii) in compliance with Environmental Law and so as not to give rise to an Environmental Claim.

            (b) The FAREISI Business is in compliance with all applicable Environmental Laws and with the requirements of any permits issued under such laws.

            (c) There are no past, pending or, to its knowledge, threatened Environmental Claims against the FAREISI Business and, to the best of its knowledge, there are no facts, circumstances, conditions or occurrences that could reasonably be anticipated to form the basis of a claim under or a violation of, or require the expenditure of funds for compliance with, any Environmental Law that individually or in the aggregate could have a Material Adverse Effect on the FAREISI Business, taken as a whole.

           For purposes of this Agreement, the term "FAREISI Property" means any real property and improvements owned, leased, or operated by any of the FAFCO MEMBERS in the FAREISI Business.

     4.17. Books and Records.  Except as set forth on Schedule 4.17 attached
           -----------------
hereto, the FAREISI Business has no records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the FAREISI Business.

     4.18. Nature of Investment. Each of the FAFCO Members represents for itself
           --------------------
that it is acquiring its Membership Interest in NEWCO for its own account, for investment only and not with a view to, or sale in connection with, a distribution thereof within the meaning of the Securities Act.

     4.19. Transactions with Affiliates.  Schedule 4.19 attached hereto
           ----------------------------
identifies all contracts, commitments and agreements in effect as of the date hereof relating to the FAREISI Business by and between any FAFCO Member on the one hand and FAFCO or any of its Affiliates (other than the other FAFCO Members) on the other.

     4.20. Broker's or Finder's Fees. No agent, broker, Person or firm acting on
           -------------------------
behalf of it is, or will be, entitled to any commission or broker's or finder's fees from any of the Parties hereto, or from any Affiliate of any of the Parties hereto, in connection with any of the transactions contemplated hereby.


                                   ARTICLE V
                                   COVENANTS


     5.01. Ordinary Course.  Each of FAFCO and EXPERIAN hereby covenants and
           ---------------
agrees that, except as set forth on Schedule 5.01 attached hereto or as otherwise permitted, required or specifically contemplated by this Agreement and the Interim Operating Agreement or as otherwise consented to or approved by each of the other Parties, during the period commencing on the date hereof and ending on the Effective Date, it will operate or cause to be operated its Business substantially as presently operated and only in the ordinary course (which shall include the ordinary course payment of accounts payable and billing and collection of accounts receivable consistent with the current operations of its Business), and consistent with such operation, will use its reasonable best efforts to maintain present business organizations and relationships with persons having business dealings with its Business and to retain the services of its key operating employees engaged in operating its Business (it being understood and agreed that operation of the Businesses during the period commencing on the date hereof and ending on the Effective Date in accordance with the terms of the Interim Operating Agreement shall be in compliance with the terms of this Section 5.01). Each of FAFCO and EXPERIAN hereby further covenants and agrees that from the date hereof to the Effective Date, in connection with the operation of its Business, except as provided in the immediately preceding sentence, it will not, and it will not permit any of its Subsidiaries to, without the consent of each of the other Parties (which consent shall not unreasonably be withheld), (a) enter into any material transactions, other than those in the ordinary course of its Business as theretofore conducted and those set forth on Schedule 5.01 attached hereto,
(b) create or otherwise become liable with respect to money borrowed or purchase money indebted ness, or voluntarily incur any other material liability or obligation (direct or contingent), except liabilities in the ordinary course of the operation of its Business, (c) increase the rate of compensation payable or to become payable to any employee employed in its Business, who would receive, after giving effect to such increase, aggregate compensation at an annual rate exceeding $300,000, or make any material increase in any bonus, insurance, profit sharing or other employee benefit plan, grant any general wage or salary increase, except as required by amendments to plans applicable to its employees generally and which are applicable to employees of its Business only as a consequence thereof, (d) make any capital expenditures in excess of $500,000 individually or $1,000,000 in the aggregate, (e) terminate or waive any right of substantial value to its Business, (f) make any material change in accounting methods except as required by law or applicable generally accepted accounting principles, (g) settle, compromise or admit liability in any material action, suit or proceeding at law or equity or any material arbitration or any material administrative or other proceeding before any administrative or governmental body in respect of its Business or (h) agree to do any of the foregoing, whether or not in writing.

     5.02. NEWCO Business Opportunities.  Each of the Parties expressly
           ----------------------------
acknowledges that, as a result of the development of the RES Business and the FAREISI Business, respectively, certain business opportunities may arise after the execution of this Agreement but prior to the Effective Date that would be within the scope of NEWCO's business (as described in the Operating Agreement).

     If any business opportunity which, if the Operating Agreement were in effect, would constitute a NEWCO Development Opportunity, arises prior to the Effective Date, the Party to whom such business opportunity is presented promptly shall notify the other Parties in writing of such business opportunity and shall confer with the other Parties regarding whether or not such business opportunity should be contributed to NEWCO on the Effective Date. If, however, a business opportunity arises prior to the Effective Date which would not constitute a NEWCO Development Opportunity, the Party to whom such business opportunity is presented may, at its option, notify the other Parties in writing of such business opportunity and, if such notice is delivered, shall confer with the other Parties regarding whether or not such business opportunity should be contributed to NEWCO on the Effective Date.

     In either event, if the Parties agree that such business opportunity should be contributed to NEWCO, then such business opportunity shall be contributed to NEWCO on the Effective Date and the Parties shall adjust the principal amount of the promissory notes to be payable by NEWCO to FAFCO or EXPERIAN, as the case may be, as follows: (i) if such business opportunity is contributed to NEWCO on the Effective Date by FAFCO or any FAFCO Member, then the principal amount of the $25MM Note shall be increased by an amount equal to the fair market value of any capital contributions and development costs made or incurred by FAFCO or any of its Affiliates with respect to such opportunity prior to the Effective Date and (ii) if such business opportunity is contributed to NEWCO on the Effective Date by EXPERIAN, then the principal amount of the $3MM Note shall be increased by an amount equal to the fair market value of capital contributions and other development costs made or incurred by EXPERIAN or any of its Affiliates with respect to such opportunity prior to the Effective Date. If the Parties cannot agree within 20 days after the delivery of such notice on whether or not the business opportunity should be contributed, then, notwithstanding anything to the contrary contained in any Implementing Agreement, the Party possessing such business opportunity shall be free to pursue such business opportunity in such manner as such Party determines and neither NEWCO nor the other Parties shall have any right, claim or interest in or to any revenues resulting therefrom.

     5.03. Best Efforts.  Except to the extent specifically provided in Section
           ------------
5.04, each Party shall, and shall cause its respective Subsidiaries and Affiliates to, cooperate and use its respective reasonable best efforts to take, or cause to be taken, all appropriate action and to make, or cause to be made, all filings necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, its respective reasonable best efforts to obtain, prior to the Closing, all Licenses, consents, approvals, authorizations, qualifications and orders of governmental authorities and, subject to the last sentence of Section 5.04(a), parties to contracts with or affecting, in the case of EXPERIAN, the RES Business, and in the case of FAFCO, FAREISI and the other FAFCO Members, the FAREISI Business, as are necessary for consummation of the transactions contemplated by this Agreement and to fulfill the conditions to the Closing; provided, that, except as otherwise specifically
                               --------
required by this Agreement, no loan agreement or contract for borrowed money shall be repaid except as currently required by its terms, in whole or in part, and no contract shall be amended to increase the amount payable thereunder or otherwise to be more burdensome to the RES Business or the FAREISI Business in order to obtain any such consent, approval or authorization without first obtaining the written approval of the other Parties and no Party shall be required to make any cash payment, provide any guaranty or relinquish any property or contractual rights to obtain any such consent, approval or authorization except for filing fees and fees and expenses of attorneys, accountants and other professional advisors and payments in accordance with the terms of contracts in existence as of the date hereof.

     5.04. Consents and Further Assurances.
           -------------------------------

     (a) Subject to the proviso to Section 5.03, the Parties agree that they will use their best efforts to obtain the written consent of any other necessary party to the assignment of any contract, lease, commitment, sales order, purchase order or undertaking constituting a part of any Interest to be transferred hereunder and, to the extent that any such contract, lease, commitment, sales order, purchase order or undertaking requiring such consent is transferred or assigned pursuant to the terms of this Agreement without such consent, the Parties will cooperate with each other and with NEWCO in any lawful arrangement designed to provide each Party and NEWCO the benefits under any such Interest. Notwithstanding Section 5.03 and any other provision of this Section 5.04(a) to the contrary, (i) none of FAFCO, FAREISI or any other FAFCO Member shall be required to seek the consent to the transfer of the FAFCO Interests of any party to a contract with FAFCO, FAREISI or any other FAFCO Member pursuant to which a consent is required, provided that, in lieu of seeking and obtaining any such required consent, FAFCO agrees to indemnify and hold NEWCO harmless from all Losses suffered or paid, directly or indirectly, through application of NEWCO's assets or otherwise, as a result of or arising out of the failure of FAFCO, FAREISI or any other FAFCO Member to seek or obtain any such required consent and (ii) FAFCO may request that EXPERIAN not seek the consent to the transfer of the EXPERIAN Interests of any party to a contract with EXPERIAN pursuant to which a consent is required, and, so long as FAFCO agrees to indemnify and hold EXPERIAN harmless from all Losses suffered or paid, directly or indirectly, through application of EXPERIAN's assets or otherwise, as a result of or arising out of the failure of EXPERIAN to seek or obtain any such required consent in accordance with the FAFCO request, EXPERIAN will not seek the consent of such party to the transfer of the EXPERIAN Interests unless it determines, in its sole and absolute discretion, that obtaining such consent is in the best interests of its businesses other than the RES Business.

     (b) Subject to the proviso to Section 5.03, on or after the Closing Date and without further consideration, each Party shall, from time to time, execute and deliver such further instruments of conveyance, assignment and transfer and shall take, or cause to be taken, such other action as NEWCO or any other Party may reasonably request for the more effective conveyance, assignment and transfer to NEWCO of any of the Interests, and each Party shall lend its assistance to NEWCO or any other Party in the collection and reduction to possession of the Interests, in the exercise of rights with respect thereto and otherwise in the effectuation of the intentions and purposes of this Agreement.

     5.05. Notices of Certain Events.  Each Party hereto shall promptly notify
           -------------------------
the other Parties of:

           (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or the Implementing Agreements;

           (b) any notice or other communication from any governmental entity in connection with the transactions contemplated by this Agreement or the Implementing Agreements;

           (c) any actions, suits, claims (or to its knowledge, investigations) or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting the consummation of the transactions contemplated by this Agreement or the Implementing Agreements; and

           (d) such Party's obtaining knowledge of the occurrence, or failure to occur, of any event which occurrence or failure to occur will be likely to cause (i) any representation or warranty contained in this Agreement (including, without limitation, the representations contained in Sections 3.03(b) and 4.03(b)), or in the Implementing Agreements to be untrue and inaccurate in any material respect, or (ii) any material failure of any Party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or the Implementing Agreements; provided, that no such notification shall affect the
                 --------
     representations, warranties or obligations of the Parties or the conditions to the obligations of the Parties hereunder or thereunder.

     5.06. Access to Information Concerning Business and Records.  During the
           -----------------------------------------------------
period commencing on the date hereof and ending on the Closing Date, each Party shall, upon reasonable notice, afford to the other and the other's counsel, accountants and other authorized representatives, full access during normal business hours to the employees, properties, books and records of itself and its Subsidiaries relating to the RES Business or the FAREISI Business, respectively, in order that they may have the opportunity to make such reasonable investigations as they shall desire of the affairs of each such business. Each Party agrees to cause its officers and employees to furnish such additional financial and operating data and other information and respond to such inquiries concerning the RES Business or the FAREISI Business, respectively, as any other Party shall from time to time reasonably request. Any such investigation or review, however, shall not affect the representations and warranties made by the Parties in this Agreement or any Implementing Agreement or any remedy for breach of any such representations and warranties.

     5.07. Exclusive Dealing.  Until the Effective Date, neither FAFCO nor
           -----------------
EXPERIAN shall, directly or indirectly, take (and neither FAFCO nor EXPERIAN shall authorize or permit its or its Subsidiaries' officers, directors, employees, representatives, investment bankers, attorneys, accountants or other agents, to so take) any action to encourage, solicit, initiate or, subject to the fiduciary duties of its respective Board of Directors under applicable law as advised by counsel, participate in any way in discussions or negotiations with, or furnish any information to, any Person (other than the Parties hereto or their respective officers, directors, representatives, agents, affiliates or associates) in connection with any possible or proposed (a) merger or other business combination, sale or other disposition of assets constituting the RES Business or the FAREISI Business, as the case may be, (b) sale of shares of capital stock if, as a result of such sale of shares of capital stock, an EXPERIAN Change of Control or a FAFCO Change of Control would occur or (c) similar transactions involving (i) in the case of EXPERIAN, the EXPERIAN Interests or the RES Business and (ii) in the case of FAFCO, FAREISI or the other FAFCO Members, the FAFCO Interests or the FAREISI Business; provided, that
                                                                  --------
nothing contained in this Section 5.07 shall restrict or prohibit any disclosure by any Party that is required on the advice of counsel in any document to be filed with the Commission after the date of this Agreement or any disclosure that, in the opinion of the Chief Executive Officer of such Party on advice of counsel, is otherwise required under applicable law. Each of FAFCO and EXPERIAN will promptly communicate to the other Parties the terms of any proposal or inquiry that it may receive in respect of any such transaction, or of any such information requested from it or of any such negotiations or discussions being sought to be initiated with it.

     5.08. FAFCO Board Representation.  So long as EXPERIAN shall own at least a
           --------------------------
10% Membership Interest in NEWCO, FAFCO will recommend one nominee of EXPERIAN to the FAFCO Board of Directors nominating committee as a candidate for election to the Board of Directors of FAFCO.

     5.09. Guarantees.  If, in accordance with Section 4.03(l) of the Operating
           ----------
Agreement, NEWCO requests that FAFCO and EXPERIAN provide a guaranty to a third party in order to secure NEWCO's obligations to such third party, FAFCO and EXPERIAN shall provide such guaranty on a several basis, with FAFCO guaranteeing that portion of NEWCO's obligations equal to the sum of the Membership Interests held by the FAFCO Members, and EXPERIAN guaranteeing that portion of NEWCO's obligations equal to its Membership Interest.

     5.10. Certain Fees.  NEWCO, by its execution of the acknowledgment on the
           ------------
signature page hereto, agrees to pay the following fees:

           (a) so long as any FAFCO Member is a Member of NEWCO, a fee to FAFCO in respect of management services provided by FAFCO from time to time by NEWCO in an amount equal to 0.80% of NEWCO's gross revenues, as determined in accordance with US GAAP, which fee shall be paid in arrears for each calendar quarter within 30 days of the conclusion of the previous quarter; and

           (b) so long as EXPERIAN is a Member of NEWCO, a fee to EXPERIAN in respect of management services provided by EXPERIAN from time to time by NEWCO in an amount equal to 0.20% of NEWCO's gross revenues, as determined in accordance with US GAAP, less the amount of any royalty payments payable by
                         ----
NEWCO pursuant to Section 3 of the Trademark License Agreement, which fee, if any, shall be paid in arrears for each calendar quarter within 30 days of the conclusion of the previous quarter.

     5.11. Certain Covenants.  (a) FAREISI Subsidiary 8 hereby covenants and
           -----------------
agrees that, upon the request of EXPERIAN at any time prior to the Effective Date, it shall transfer and convey to NEWCO on the Effective Date or promptly thereafter, all of the real property (or any portion thereof so requested) owned by it and listed under its name on Part 1(I) of Schedule 2.02(a) attached hereto, free and clear of all Encumbrances, except for FAREISI Permitted Encumbrances and, in connection therewith, it shall deliver to NEWCO such deeds in recordable form, endorsements, assurances, conveyances, releases, discharges, assignments, certificates or other instruments of transfer and conveyance, duly executed by FAREISI Subsidiary 8 or such other Person, as the case may be, as NEWCO and/or EXPERIAN reasonably deems necessary to vest in NEWCO all right, title and interest in and to such real property, free and clear of any Encumbrance of any kind, except FAREISI Permitted Encumbrances.

           (b) FAREISI Subsidiary 7 hereby covenants and agrees that, upon the request of EXPERIAN at any time prior to the Effective Date, it shall transfer and convey to NEWCO on the Effective Date or promptly thereafter, all of the assets (or any portion thereof so requested) owned by it and listed under its name on Part 1(H) of Schedule 2.02(a) attached hereto, free and clear of all Encumbrances, except for FAREISI Permitted Encumbrances and, in connection therewith, it shall deliver to NEWCO such endorsements, assurances, conveyances, releases, discharges, assignments, certificates or other instruments of transfer and conveyance, duly executed by FAREISI Subsidiary 7 or such other Person, as the case may be, as NEWCO and/or EXPERIAN reasonably deems necessary to vest in NEWCO all right, title and interest in and to such assets, free and clear of any Encumbrance of any kind, except FAREISI Permitted Encumbrances.

                                  ARTICLE VI
                    EXPERIAN PUT OPTION; FAFCO CALL OPTION

     6.01. EXPERIAN Put Option.
           -------------------

           (a) EXPERIAN shall have the right, at any one time (and only once) following the Trigger Date, so long as FAFCO has not exercised the Call Option pursuant to Section 6.02 and so long as the value of the Membership Interest then owned by EXPERIAN is greater than $80,000,000 and less than $160,000,000 (such value determined, as at such date, in accordance with the formula set forth in the last sentence of Section 6.01(b) below), to sell to FAFCO (the "Put Option") 100% of the Membership Interest then owned by EXPERIAN by delivering to FAFCO a written notice specifying its election to exercise the Put Option hereunder (the "Put Election Notice"). At any time thereafter as FAFCO shall elect, FAFCO shall deliver to EXPERIAN a written notice specifying (i) the date, not later than 30 days after the date of such notice to EXPERIAN, on which the Put Option shall be exercised (the "Put Exercise Date"), (ii) the aggregate Put Price determined in accordance with Section 6.01(b) below, and (iii) FAFCO's election, in its sole and unfettered discretion, to pay the Put Price (w) in cash, (x) by delivering to EXPERIAN its unsecured promissory note in an aggregate principal amount equal to the Put Price, which promissory note shall have a three year maturity, shall bear interest at the Prime Rate, shall be payable in equal quarterly installments of principal, together with accrued interest thereon, shall be subject to acceleration upon default and shall otherwise be in a form reasonably acceptable to EXPERIAN, (y) by delivering to EXPERIAN unrestricted registered shares of FAFCO common stock then listed on a Major Exchange and having a value (determined by reference to the closing price of the FAFCO common stock on the New York Stock Exchange (or, if not listed thereon, on such other securities exchange or quotation system upon which such common stock is listed or quoted) for the Business Day immediately preceding the Put Exercise Date) on the Put Exercise Date equal to the Put Price, provided
                                                                    --------
that if the Put Exercise Date occurs at any time within the 120-day period following the date of the Put Election Notice, then FAFCO may deliver to EXPERIAN unregistered shares of FAFCO common stock having a value as aforesaid together with an undertaking (1) to cause the registration of such FAFCO common stock under the Securities Act and the listing of such stock on a Major Exchange within the 90-day period following the Put Exercise Date and (2) to deliver to EXPERIAN on the date the registration and listing of such FAFCO common stock is effective (the "Registration Date"), in the event that the Put Price exceeds the value of such registered FAFCO common stock (determined by reference to the closing price of the FAFCO common stock on the New York Stock Exchange (or, if not listed thereon, on such other securities exchange or quotation system upon which such common stock is listed or quoted) for the Business Day immediately preceding the Registration Date) on the Registration Date, its unsecured promissory note in a principal amount equal to such excess, which promissory note shall have the same terms as set forth in clause (x) above and shall otherwise be in a form reasonably acceptable to EXPERIAN, or (z) any combination of cash and FAFCO common stock in accordance with the foregoing; provided, that
                                                                 --------
in no event shall FAFCO specify a Put Exercise Date occurring later than two years after the date of delivery of the Put Election Notice; provided, further,
                                                             --------  -------
that in the event that FAFCO fails to deliver such written notice, the Put Exercise Date shall occur on the date (the "End Date") which is two years after the date of delivery of the Put Election Notice (it being understood and agreed that EXPERIAN may, not earlier than 30 days prior to the End Date, request that FAFCO specify in writing the consideration that FAFCO will use to pay the Put Price and, unless FAFCO notifies EXPERIAN of its election within 10 days after its receipt of EXPERIAN's request, FAFCO shall be deemed to have elected to pay the Put Price in cash).

     (b) On the Put Exercise Date, (i) EXPERIAN shall deliver to FAFCO the certificates, if any, properly endorsed, representing 100% of the Membership Interest of EXPERIAN, together with such other duly executed instruments of transfer reasonably requested by FAFCO to give effect to the purchase and sale of EXPERIAN's Membership Interest pursuant to this Section 6.01, (ii) FAFCO shall deliver to EXPERIAN, in immediately available funds or as otherwise permitted in paragraph (a) above, the applicable Put Price, (iii) EXPERIAN shall be released from, or otherwise indemnified to its reasonable satisfaction against, any liabilities in respect of guarantees provided by EXPERIAN in accordance with Section 5.09 and (iv) any and all indebtedness of NEWCO to EXPERIAN shall be paid to NEWCO in immediately available funds. For purposes of this Section 6.01(b), the "Put Price" shall be an amount equal to (A)(1) the Percentage Interest of EXPERIAN subject to the Put Option multiplied by (2) the
                                                          ---------- --
product of (I) the average annualized Adjusted Earnings for the eight fiscal quarters immediately preceding the Notice Date for which financial information has been reported multiplied by (II) 12.5; plus (B) any distributions on the
                  ---------- --            ----
Membership Interest of EXPERIAN which have been declared or have accrued but have not been paid as of the Put Exercise Date; provided that, in the event that
                                                --------
the Put Price as determined in accordance with the foregoing formula is less than $80,000,000, is understood and agreed that the Put Price shall be $80,000,000.

     6.02. FAFCO Call Option.
           -----------------

     (a) FAFCO shall have the right, at any one time (and only once) following the Trigger Date, so long as EXPERIAN has not exercised the Put Option pursuant to Section 6.01, to purchase from EXPERIAN (the "Call Option") 100% of the Membership Interest then owned by EXPERIAN by delivering to EXPERIAN a written notice specifying its election to exercise the Call Option hereunder (the "Call Election Notice"). At any time thereafter as EXPERIAN shall elect, EXPERIAN shall deliver to FAFCO a written notice specifying (i) the date, not later than 30 days after the date of such notice to FAFCO, on which the Call Option shall be exercised (the "Call Exercise Date") and (ii) the Call Price; provided, that
                                                                 --------
in no event shall EXPERIAN specify a Call Exercise Date occurring later than two years after the date of delivery of the Call Election Notice; provided, further,
                                                              --------  -------
that in the event that EXPERIAN fails to deliver such written notice, the Call Exercise Date shall occur on the date which is two years after the date of delivery of the Call Election Notice.

     (b) On the Call Exercise Date (i) EXPERIAN shall deliver to FAFCO the certificates, if any, properly endorsed, representing 100% of the Membership Interest of EXPERIAN, together with such other duly executed instruments of transfer reasonably requested by FAFCO to give effect to the purchase and sale of EXPERIAN's Membership Interest pursuant to this Section 6.02, (ii) FAFCO shall deliver to EXPERIAN, in immediately available funds, the applicable Call Price in cash, (iii) EXPERIAN shall be released from, or otherwise indemnified to its reasonable satisfaction against, any liabilities in respect of guarantees provided by EXPERIAN in accordance with Section 5.09 and (iv) any and all indebtedness of NEWCO to EXPERIAN shall be paid to

NEWCO in immediately available funds. For purposes of this Section 6.02(b) the "Call Price" shall be an amount equal to (A) (1) the Percentage Interest of EXPERIAN subject to the Call Option multiplied by (2) the product of (I) the
                                    ---------- --
average annualized Adjusted Earnings for the eight fiscal quarters immediately preceding the Notice Date multiplied by (II) 12.5; plus (B) any distributions on
                          ---------- --            ----
the Membership Interest of EXPERIAN which have been declared or have accrued but have not been paid as of the Call Exercise Date; provided that, in the event
                                                 --------
that the Call Price as determined in accordance with the foregoing formula is less than $80,000,000, is understood and agreed that the Call Price shall be $80,000,000.

     (c) Notwithstanding anything to the contrary contained in this Section 6.02, in the event that the Experian Managers (as such term is defined in the Operating Agreement) fail to consent to any proposed acquisition described in clause (a) of such Section 4.03 of the Operating Agreement, FAFCO shall have the right, for the 90-day period immediately following the date upon which such consent was withheld, to exercise the Call Option with respect to all (but not less than all) of the Membership Interest then owned by EXPERIAN in accordance with the provisions of Section 6.02(a) and (b) above, without regard to the two-year period provided for therein; provided that if such Call Option is exercised
                                  --------
at any time prior to the completion of eight fiscal quarters by NEWCO, the applicable Call Price shall be determined utilizing the average annualized Adjusted Earnings for that number of fiscal quarters completed prior to the Notice Date; provided, further, that the applicable Call Price shall be paid in
             --------  -------
cash in immediately available funds.

     6.03. FAFCO Change of Control Put Option. Promptly (and in any event within
           ----------------------------------
five (5) days) following the occurrence of a FAFCO Change of Control, FAFCO shall give written notice thereof (a "FAFCO Change of Control Notice") to EXPERIAN and NEWCO. From the occurrence of any such FAFCO Change of Control through the thirty (30) day period following EXPERIAN's receipt of a FAFCO Change of Control Notice, EXPERIAN shall have the right to sell to FAFCO 100% of the Membership Interest then owned by EXPERIAN by delivering to FAFCO and NEWCO written notice thereof specifying (i) EXPERIAN's election to sell to FAFCO 100% of its Membership Interest pursuant to this Section 6.03 and (ii) the cash price at which such Membership Interest is to be purchased (which price shall be determined, as of the close of business on the business day immediately preceding the date on which such FAFCO Change of Control occurred, in accordance with the formula set forth in the last sentence of Section 6.01(b) above and without regard to the proviso thereto). In the event EXPERIAN elects to sell its Membership Interest pursuant to this Section 6.03, EXPERIAN shall deliver the certificates, if any, representing such Membership Interest, in proper form for transfer (together with such other duly executed instruments of transfer reasonably requested by FAFCO to give effect to the purchase and sale of EXPERIAN's Membership Interest pursuant to this Section 6.03), to FAFCO against receipt of the purchase price therefor in immediately available funds no later than five (5) days after such election is made.

     6.04. EXPERIAN Change of Control Call Option.  Promptly (and in any event
           --------------------------------------
within five (5) days) following the occurrence of an EXPERIAN Change of Control, EXPERIAN shall give written notice thereof (an "EXPERIAN Change of Control Notice") to FAFCO and NEWCO. From the occurrence of any such EXPERIAN Change of Control through the thirty (30) day period following FAFCO's receipt of an EXPERIAN Change of Control Notice, FAFCO shall have the right to purchase from EXPERIAN 100% of the Membership Interest then owned by EXPERIAN by delivering to EXPERIAN and NEWCO written notice thereof specifying (i) FAFCO's election to purchase from EXPERIAN 100% of its Membership Interest pursuant to this Section 6.04 and (ii) the cash price at which such Membership Interest is to be purchased (which price shall be determined, as of the close of business on the business day immediately preceding the date on which such EXPERIAN Change of Control occurred, in accordance with the formula set forth in the last sentence of Section 6.02(b) above and without regard to the proviso thereto). In the event FAFCO elects to purchase from EXPERIAN its Membership Interest pursuant to this Section 6.04, EXPERIAN shall deliver the certificates, if any, representing such Membership Interest, in proper form for transfer (together with such other duly executed instruments of transfer reasonably requested by FAFCO to give effect to the purchase and sale of EXPERIAN's Membership Interest pursuant to this Section 6.03), to FAFCO against receipt of the purchase price therefor in immediately available funds no later than five (5) days after such election is made.

     6.05. Extraordinary Put Options.
           -------------------------

     (a) Notwithstanding anything to the contrary contained in this Article VI, in the event that on the third anniversary of the Closing Date the value of the Membership Interest then owned by EXPERIAN (such value determined, as at such date, in accordance with the formula set forth in the last sentence of
Section 6.01(b) above) is less than $80,000,000 solely as a result of damages, costs, payments, losses, interest, fines and penalties suffered or paid by NEWCO as a result of or arising out of the matters set forth in Items 2, 3 and 4 on
Schedule 4.09 hereto, EXPERIAN shall have the right, at any one time during the forty-five (45) day period thereafter, so long as FAFCO has not exercised the Call Option pursuant to Section 6.04, to sell to FAFCO 100% of the Membership Interest then owned by EXPERIAN by delivering to FAFCO a written notice specifying (i) EXPERIAN's election to sell to FAFCO 100% of its Membership Interest pursuant to this Section 6.05(a) and (ii) the date, not earlier than 45 days and not later than 60 days after the date of such notice, on which the sale hereunder shall be exercised. Upon the date specified by EXPERIAN in accordance with clause (ii) of the preceding sentence, (w) FAFCO shall deliver to EXPERIAN the cash purchase price in the amount of $80,000,000 in immediately available funds, (x) EXPERIAN shall deliver to FAFCO the certificates, if any, representing 100% of the Membership Interest then owned by EXPERIAN, in proper form for transfer, together with such other duly executed instruments of transfer reasonably requested by FAFCO to give effect to the purchase and sale of EXPERIAN's Membership Interest pursuant to this Section 6.05(a), (y) EXPERIAN shall be released from, or otherwise indemnified to its reasonable satisfaction against, any liabilities in respect of guarantees provided by EXPERIAN in accordance with Section 5.09 and (z) any and all indebtedness of NEWCO to EXPERIAN shall be paid to NEWCO in immediately available funds.

     (b) Notwithstanding anything to the contrary contained in this Article VI, in the event that at any time on of after the Trigger Date the value of the Membership Interest then owned by EXPERIAN (such value determined, as at such date, in accordance with the formula set forth in the last sentence of Section 6.01(b) above) is less than $80,000,000 solely as a result of damages, costs, payments, losses, interest, fines and penalties suffered or paid by NEWCO as a result of or arising out of the matters (or any of them) set forth in Items 2, 3 and 4 on Schedule 4.09 hereto, EXPERIAN shall have the right, at any one time (and only once), so long as FAFCO has not exercised the Call Option pursuant to Section 6.02 or 6.04, to sell to FAFCO 100% of the Membership Interest then owned by EXPERIAN by delivering to FAFCO a written notice specifying (i) EXPERIAN's election to sell to FAFCO 100% of its Membership Interest pursuant to this Section 6.05(b) and
(ii) the date, not earlier than 45 days and not later than 60 days after the date of such notice, on which the sale hereunder shall be exercised. Upon the date specified by EXPERIAN in accordance with clause (ii) of the preceding sentence, (w) FAFCO shall deliver to EXPERIAN the cash purchase price in the amount of $80,000,000 in immediately available funds, (x) EXPERIAN shall deliver to FAFCO the certificates, if any, representing 100% of the Membership Interest then owned by EXPERIAN, in proper form for transfer, together with such other duly executed instruments of transfer reasonably requested by FAFCO to give effect to the purchase and sale of EXPERIAN's Membership Interest pursuant to this Section 6.05(b), (y) EXPERIAN shall be released from, or otherwise indemnified to its reasonable satisfaction against, any liabilities in respect of guarantees provided by EXPERIAN in accordance with Section 5.09 and (z) any and all indebtedness of NEWCO to EXPERIAN shall be paid to NEWCO in immediately available funds.

     6.06. Put/Call Adjustment Upon a Major Acquisition. In the event that NEWCO
           --------------------------------------------
consummates any acquisition of any business of another Person, or of any property, securities, rights or other assets in one or a series of related transactions for consideration (including, without limitation, the reasonably estimated present value of deferred purchase compensation) exceeding, in the aggregate, US $50,000,000, each of the Parties hereto agrees to negotiate in good faith to amend, modify or supplement the provisions of this Article VI (which may include adjusting the Put Price, the Call Price, the Trigger Date, the Put Option ceiling set forth in Section 6.01(c) and the Call Option floor set forth in Section 6.02(c)), taking into account any such acquisition and the accounting treatment thereof, in order to give effect to the Put Option and the Call Option and each of the parties respective rights relating thereto on economic terms comparable to those set forth herein.

     6.07. General Put/Call Provisions.
           ---------------------------

     (a) In the event NEWCO is subject to any voluntary or involuntary bankruptcy proceeding at any time after the Trigger Date (unless, in the case of any involuntary proceeding, such proceeding is dismissed within 60 days), the Put Option and the Call Option, respectively, shall terminate.

     (b) The place of payment of the Put Price or the Call Price, as the case may be, shall be the principal offices of NEWCO or at such other location as shall be agreed upon in writing by EXPERIAN and FAFCO no later than 3 Business Days prior to the time of payment.

     (c) For purposes of this Article VI, a "Notice Date" shall be the date on which any notice hereunder specifying the Put Exercise Date or the Call Exercise Date, as the case may be, is given or deemed given in accordance with the provisions of Section 10.06.

     6.08. Dispute Resolution.
           ------------------

     (a)   In the event of any dispute arising out of or relating to this
Article VI (including, without limitation, any dispute involving (i) the determination of the Put Price, the Call Price or any other amount (including, without limitation, the Adjusted Earnings upon which the Put Price, the Call Price or any such other amount is based) to be paid in connection with the purchase of Experian's Membership Interest pursuant to any provision of this
Article VI or (ii) appropriate amendments, modifications or supplements to the provisions of this Article VI in accordance with Section 6.06), FAFCO or EXPERIAN, as the case may be, shall provide written notice to the other party of the dispute, which notice shall specify the notifying party's position. Each of FAFCO and EXPERIAN agree to attempt in good faith to resolve any such dispute within 30 days following the receipt of the written notice thereof.

     (b) If the dispute cannot be resolved within the 30 day period described in Section 6.08(a) above, either FAFCO or EXPERIAN may, by delivering written notice to the other, submit any such dispute to the following resolution procedure. A panel (the "Panel") shall be created to resolve the dispute and shall be composed of three members who shall be appointed as follows: (i) one Panel member shall be appointed by each of FAFCO and EXPERIAN as designated by written notice to the other within 15 days after receipt of the notice submitting the disputes to the resolution procedure and (ii) the third, who shall serve as chairperson, shall be appointed by the two Panel members so appointed pursuant to preceding clause (i) within 10 days after the second appointment pursuant to such clause (i). If a Person, or Persons, entitled to appoint a Panel member fails to appoint such Panel member within the time period permitted therefor, such Panel member shall at the written request of either Party be appointed by the American Arbitration Association. The date on which all Panel members shall have been selected is hereinafter referred to as the "Panel Date". The place of the dispute resolution proceedings and all other matters to be determined by the Panel will be determined by the majority vote of the Panel. Except as provided in Section 6.08(c) below, each of FAFCO and EXPERIAN shall bear their respective costs and expenses (including attorneys' fees) in connection with the dispute resolution proceedings and shall be responsible for one-half of the fees, costs and expenses of the Panel.

     (c) The Panel shall render a written decision with reasons therefor within 30 days of the Panel Date. The Panel may award fees, costs and expenses (including attorneys' fees and Panel costs) to the prevailing Party and may award interest on any amount determined to be owing. Any determination by the Panel shall be final and binding upon the Parties and may be enforced by any court of competent jurisdiction in the same manner as a judgment in such court.

     (d) Notwithstanding anything to the contrary contained in this Section 6.08, each of FAFCO and EXPERIAN hereby covenant and agree that, in the event of a dispute involving the determination of the Put Price, the Call Price or any other amount to be paid in connection with the purchase of Experian's Membership Interest pursuant to any provision of this Article VI, (i) each such Party shall, within the time limit prescribed in Section 6.08(b)(i) above, appoint a representative from its independent certified public accountants as its Panel member and (ii) the third Panel member shall, within the time limit prescribed in Section 6.08(b)(ii) above, be appointed by the two Panel members appointed by the Parties pursuant to clause (i) of this Section 6.08(d) from a firm of independent certified public accountants of nationally recognized standing. If a Person, or Persons, entitled to appoint a Panel member pursuant to this Section 6.08(d) fails to appoint such Panel member within the time period permitted therefor, such Panel member shall at the written request of either Party be appointed by the American Arbitration Association.

                                  ARTICLE VII
                             CONDITIONS PRECEDENT

     7.01. Conditions Precedent to the Obligations of Each of the Parties.  The
           --------------------------------------------------------------
obligation of each of the Parties to consummate the transactions contemplated hereby is subject to the satisfaction or waiver by such Party on or before the Closing, of the following conditions precedent:

           (a)  Formation of NEWCO.
                ------------------

                (i) NEWCO shall have been duly established under the laws of the State of California and, in connection therewith, the Articles of Organization of NEWCO and any amendments thereto shall have been filed with the Secretary of State of the State of California; and

                (ii) On or prior to the Closing Date, the Management Committee of NEWCO shall be appointed in accordance with the terms of the Operating Agreement.

           (b)  No Injunction.  No preliminary or permanent injunction or other
                -------------
     order shall have been issued by any court or by any governmental or regulatory agency, body or authority which prohibits the consummation of the transactions contemplated by this Agreement or the Implementing Agreements or has the effect of making the transactions contemplated by this Agreement or the Implementing Agreements illegal and which is in effect at the Closing Date (each Party agreeing to use its reasonable best efforts to have any such injunction or order lifted).

           (c)  Statutes.  No statute, rule, regulation, executive order, decree
                --------
     or order of any kind shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits the consummation of the transactions contemplated by this Agreement or the Implementing Agreements or has the effect of making the transactions contemplated by this Agreement or the Implementing Agreements illegal.

           (d)  Implementing Agreements; Assignments.  On or before the Closing
                ------------------------------------
     Date, the following agreements (all such agreements, the "Implementing Agreements") shall have been duly executed and delivered by each of the respective parties thereto:

                (i) the Operating Agreement in substantially the form of Exhibit B;

                (ii) the Experian Transition Agreement in substantially the form of Exhibit C-1;

                (iii) the FAFCO Transition Agreement in substantially the form of Exhibit C-2;

                (iv) the Data License Agreement in substantially the form of Exhibit D;

                (v) the EXPERIAN/CREDCO Agreement in substantially the form of Exhibit E;

                (vi) the Trademark License Agreement in substantially the form of Exhibit F; and

                (vii) the Interim Operating Agreement in substantially the form of Exhibit G.

           (e)  Assumption of FAFCO Notes.  NEWCO shall have duly executed and
                -------------------------
     delivered to FAFCO an assumption agreement, in form and substance reasonably satisfactory to FAFCO and EXPERIAN, pursuant to which NEWCO shall assume all liabilities of FAREISI under (i) that certain promissory note, dated November 19, 1997, made by FAREISI and payable to FAFCO in the principal amount of $10,000,000 and (ii) that certain promissory note, dated November 30, 1997, made by FAREISI and payable to FAFCO in the principal amount of $25,000,000 (the "$25MM Note"), and FAFCO shall have duly executed and delivered to NEWCO an acknowledgement, in form and substance reasonably satisfactory to NEWCO and EXPERIAN, pursuant to which FAFCO shall acknowledge that all rights of FAFCO to amounts payable by NEWCO under such $25,000,000 promissory note shall be subject and subordinate to the prior payment in full of all amounts payable by NEWCO to EXPERIAN under the $3MM Note.

           (f)  Chase Waiver.  The Chase Manhattan Bank ("Chase") shall have
                ------------
     delivered to FAFCO its written waiver of the covenant(s) contained in its agreement(s) with FAFCO that limit or prohibit FAFCO from consummating the transactions contemplated by this Agreement and the Implementing Agreements.

     7.02. Conditions Precedent to the Obligations of the FAFCO Parties.  The
           ------------------------------------------------------------
obligation of each of FAFCO, FAREISI and the other FAFCO Members to consummate the transactions contemplated hereby and in the Implementing Agreements is additionally subject to the satisfaction or waiver on or before the Closing Date of the following conditions precedent (other than the condition precedent specified in clause (h) below which shall be satisfied at or prior to the Effective Time):

           (a)  Accuracy of Representations and Warranties.  All representations
                ------------------------------------------
     and warranties of EXPERIAN contained herein and in each of the Implementing Agreements shall be true and correct in all material respects as of the date hereof and at and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date.

           (b)  Performance by EXPERIAN.  EXPERIAN shall have performed in all
                -----------------------
     material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement and the Implementing Agreements to be performed or complied with by it prior to the Closing Date.

           (c)  Consents and Approvals. All consents, approvals and other action
                ----------------------
     by, all notices to and all filings with all Persons, including all courts and administrative and governmental bodies that are required to have been obtained, taken or made to consummate the transactions contemplated by this Agreement and the Implementing Agreements (including those disclosed in Schedule 3.08 attached hereto) shall have been obtained, undertaken or made, except for such consents, approvals, notices and filings, the failure to obtain which would not have a Material Adverse Effect on NEWCO after giving effect to the transactions contemplated hereby and by the Implementing Agreements.

           (d)  No Material Adverse Effect. Prior to the Closing, no event shall
                --------------------------
     have occurred or failed to occur, which occurrence, or failure to occur, as the case may be, has had or is reasonably likely to have a Material Adverse Effect on the EXPERIAN Interests or the RES Business, taken as a whole, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or other public force or otherwise.

           (e)  Good Standing and Other Certificates.  EXPERIAN shall have
                ------------------------------------
     delivered to FAFCO (i) copies of EXPERIAN's charter or similar organizational documents, including all amendments thereto, in each case certified by the appropriate official of their respective jurisdiction of organization, (ii) a certificate from the appropriate official of their respective jurisdictions of organization to the effect that EXPERIAN is in good standing or subsisting in such jurisdiction and listing all charter or similar organizational documents of EXPERIAN on file and (iii) a certificate as to the tax status of EXPERIAN from the appropriate official in its respective jurisdiction of organization.

           (f)  Officer's Certificate.  EXPERIAN shall have delivered to FAFCO a
                ---------------------
     certificate of the President or any Vice President of EXPERIAN, dated the Closing Date certifying that the conditions specified in Sections 7.01(b), 7.02(a), 7.02(b) and 7.02(d) have been satisfied.

           (g)  Cash Transfer.  At or before the Effective Time, EXPERIAN shall
                -------------
     have delivered US $10,000,000 to NEWCO by wire transfer of immediately available funds to an account designated by NEWCO.

           (h)  Due Diligence Completed.  On or prior to the Closing Date, FAFCO
                -----------------------
     shall have completed its due diligence review of the RES Business and shall be satisfied, it its sole and unfettered discretion, with all aspects thereof.

           (i)  Proceedings.  All proceedings to be taken in connection with the
                -----------
     transactions contemplated by this Agreement and all documents incident thereto shall be satisfactory in form and substance to FAFCO and its counsel, and FAFCO shall have received copies of all such documents and other evidences as it or its counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

     7.03. Conditions Precedent to the Obligations of EXPERIAN.  The obligation
           ---------------------------------------------------
of EXPERIAN to consummate the transactions contemplated hereby and in the Implementing Agreements is additionally subject to the satisfaction, at or before the Closing, of the following conditions precedent:

           (a)  Accuracy of Representations and Warranties.  All representations
                ------------------------------------------
     and warranties of FAFCO, FAREISI and each of the other FAFCO Members contained herein, and in each of the Implementing Agreements, shall be true and correct in all material respects as of the date hereof and on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date.

           (b)  Performance by the FAFCO Parties.  Each of FAFCO, FAREISI and
                --------------------------------
     each of the other FAFCO Members shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement and the Implementing Agreements to be performed or complied with by it prior to the Closing Date.

           (c)  Consents and Approvals. All consents, approvals and other action
                ----------------------
     by, all notices to and all filings with all Persons, including all courts and administrative and governmental bodies that are required to have been obtained, taken or made to consummate the transactions contemplated by this Agreement and the Implementing Agreements (including those disclosed in Schedule 4.08 attached hereto) shall have been obtained, undertaken or made, except for such consents, approvals, notices and filings, the failure to obtain which (i) would not have a Material Adverse Effect on NEWCO, after giving effect to the transactions contemplated hereby and by the Implementing Agreements and/or (ii) is the subject of the indemnification obligation of FAFCO contained in Section 5.04(a).

           (d)  No Material Adverse Effect.  Prior to the Closing Date no event
                --------------------------
     shall have occurred or failed to occur, which occurrence, or failure to occur, as the case may be, has had, or is reasonably likely to have, a Material Adverse Effect on the FAFCO Interests or the FAREISI Business, taken as a whole, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or other public force or otherwise.

           (e)  Charter Documents; Good Standing and Other Certificates.  FAFCO
                -------------------------------------------------------
     shall have delivered to EXPERIAN (i) copies of FAFCO'S charter or similar organizational documents and the charter or similar organizational documents of FAREISI and each of the other FAFCO Members, including all amendments thereto, in each case certified by the appropriate official of its jurisdiction of organization, (ii) a certificate from the appropriate official of their respective jurisdictions of organization to the effect that each of FAFCO, FAREISI and each of the other FAFCO Members are in good standing or subsisting in such jurisdiction and listing all charter or similar organizational documents of FAFCO, FAREISI and each of the other FAFCO Members on file and (iii) a certificate as to the tax status of each of FAFCO, FAREISI and each of the other FAFCO Members from the appropriate official in its respective jurisdiction of organization.

           (f)  Officer's Certificate.  FAFCO shall have delivered to EXPERIAN a
                ---------------------
     certificate of the President or any Vice President of FAFCO, dated the Closing Date certifying that the conditions set forth in Sections 7.01(b), 7.03(a), 7.03(b) and 7.03(d) have been satisfied.

           (g)  EXPERIAN Note.  EXPERIAN shall have received the $3MM Note, duly
                -------------
     authorized and executed by NEWCO and dated the Effective Date.

           (h)  Due Diligence Completed.  On or prior to the Closing Date,
                -----------------------
     EXPERIAN shall have completed its due diligence review of the FAREISI Business and shall be satisfied, it its sole and unfettered discretion, with all aspects thereof.

           (i)  Proceedings.  All proceedings to be taken in connection with the
                -----------
     transactions contemplated by this Agreement and all documents incident thereto shall be satisfactory in form and substance to EXPERIAN and its counsel, and EXPERIAN shall have received copies of all such documents and other evidences as it or its counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

                                  ARTICLE VII
                  SURVIVAL OF REPRESENTATION; INDEMNIFICATION

     8.01. Survival of Representations.  The respective representations and
           ---------------------------
warranties of the Parties hereto contained in this Agreement or in any Schedule, Exhibit or certificate delivered together herewith or pursuant hereto shall survive until January 1, 1999; provided, that the representations contained in
                               --------
Sections 3.10 and 4.10 shall survive until the applicable statutes of limitations under the Code have expired; provided further, that the obligations
                                         ----------------
to indemnify specified in Section 8.02 hereof shall not terminate at the time provided above if, prior to such time, a notice of claim relating to Losses specifying in detail the nature thereof (although the amount of Losses, if not yet determinable, need not be specified) has been given to FAFCO or EXPERIAN, as the case may be; and provided further, that the obligations to indemnify
                        ----------------
specified in Section 8.03 hereof shall not terminate until such time as the liability for Taxes of NEWCO and each Party hereto has been conclusively determined.

     8.02. Indemnification.
           ---------------

     (a) The EXPERIAN Parties and the FAFCO Parties agree to indemnify and hold NEWCO and each other Party harmless from all claims, expenses, obligations, damages, costs, payments, liabilities, losses, interest, fines and penalties, including, without limitation, costs and expenses of litigation (including costs of investigation), reasonable attorney's fees and reasonable consultants' fees, but excluding any special or consequential or indirect damages (collectively, "Losses") suffered or paid, directly or indirectly, through application of NEWCO's or the other indemnified party's assets or otherwise, as a result of or arising out of the failure of any representation and warranty contained in this Agreement made by the FAFCO Parties or the EXPERIAN Parties, as the case may be, to be true and correct in all material respects as of the date of this Agreement and as of the Closing Date; it being understood that NEWCO's right to indemnification under this Section 8.02 shall terminate at such time as FAFCO's and EXPERIAN's rights under this Section 8.02 shall terminate.

     (b)   Each Party's and NEWCO's right to indemnification pursuant to this
Section 8.02 shall not be limited in amount, except that each Party shall only have liability in respect of any Losses in excess of $1,000,000 in the aggregate.

     8.03. Post-Effective-Time Tax Indemnification.
           ---------------------------------------

     (a) All Taxes relating or attributable to the RES Business and the FAREISI Business (other than Transactional Taxes) ("Indemnifiable Taxes") for all periods from or after the Effective Time shall be for the account of NEWCO.

     (b) The Parties agree that they shall take all necessary action to cause NEWCO to indemnify and hold the Parties harmless from all Indemnifiable Taxes relating or attributable to the RES Business and the FAREISI Business for all periods from or after the Effective Time, through application of NEWCO's assets or otherwise.

     (c) Upon signing the acknowledgment required by Section 10.08(b) hereof, and as partial consideration for receiving the benefits of this Agreement, NEWCO shall become bound by the obligations of Section 5.10 and this Section 8.03 as if a party hereto.

                                  ARTICLE IX
                                  TERMINATION

     9.01. Events of Termination.  This Agreement may be terminated and the
           ---------------------
transactions contemplated hereby may be abandoned at any time prior to the Closing by mutual consent of the Parties.

     9.02. Effect of Termination.  In the event that this Agreement shall be
           ---------------------
terminated pursuant to Section 9.01, all further obligations of the Parties hereto under this Agreement shall terminate without further liability or obligation of either Party to the other Parties hereunder; provided, however,
                                                           --------  -------
that no Party shall be released from liability hereunder if this Agreement is terminated and the transactions abandoned by reason of (i) willful failure of such Party to have performed its obligations hereunder or (ii) any knowing misrepresentation made by such Party of any matter set forth herein.

                                   ARTICLE X
                                 MISCELLANEOUS

     10.01. Fees and Expenses.  Except as provided in Section 2.01 above, all
            -----------------
costs and expenses incurred in connection with this Agreement and the Implementing Agreements and the consummation of the transactions contemplated hereby and thereby shall be paid by the Party incurring such costs and expenses.

     10.02. Extension; Waiver.  At any time prior to the Closing, the Parties
            -----------------
hereto, by action taken by or on behalf of the respective Boards of Directors or other governing body of such Parties, may (i) extend the time for the performance of any of the obligations or other acts of the other Parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any of the Implementing Agreements of the other Parties or in any document, certificate or writing delivered pursuant hereto or thereto by the other Parties or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

     10.03. Confidentiality. Subject to the requirements of applicable law, each
            ---------------
Party shall maintain in confidence all information (i) transferred to NEWCO by reason of the transfer of Interests and (ii) all information received from the other Party as a result of any due diligence investigation conducted relative to the execution of the Agreement and shall use such information only for the benefit of NEWCO and or in connection with evaluating the transactions contemplated hereby, except in accordance with the immediately succeeding sentence, shall not disclose any such information to a third party or make any unauthorized use thereof. The obligation of confidentiality and non-use shall not apply to any information which (a) is or becomes generally available to the public through no fault of the receiving party, (b) is independently developed by the receiving party or (c) is received in good faith from a third party who is lawfully in possession of such information and has the lawful right to disclose or use it.

     10.04. Public Announcements.  The Parties agree to consult promptly with
            --------------------
each other prior to issuing any press release or otherwise making any public statement with respect to the transactions contemplated hereby or by the Implementing Agreements, and shall not issue any such press release or make any such public statement prior to such consultation and review by the other Party of a copy of such release or statement, unless required by applicable law.

     10.05. Records Retained by FAFCO, EXPERIAN and NEWCO.  Except as may
            ---------------------------------------------
otherwise be provided in this Agreement, FAFCO and EXPERIAN shall transfer and deliver, or cause to be transferred and delivered, and FAFCO and EXPERIAN shall cause their Affiliates to transfer and deliver to NEWCO after the Closing all data, records and other information which pertain to its respective Interests (with the exception of documents created for this transaction) including, without limitation, tax records and personnel records necessary for NEWCO to conduct the NEWCO Business (all of the foregoing being hereinafter called the "Business Records"). To the extent that the original copies of any such Business Records also contain information relating to any Party or any of its Subsidiaries not relating to its Interests, said Party may deliver to

NEWCO copies deleting such information but shall not destroy the original Business Records except in accordance with normal record retention policies (or otherwise take action to make such original Business Records unavailable to NEWCO). Any Business Records which any Party requires in connection with pending or threatened litigation, or which are otherwise subject to hold orders as provided in said Party's record retention and protection policies, may be retained by said Party and copies thereof delivered to NEWCO.

     10.06. Notices.  All notices, requests, demands, waivers and other
            -------
communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person or by mail, postage prepaid, sent by telecopier, as follows:

     (a)    if to EXPERIAN, to it at:

            Experian Information Solutions, Inc.
            505 City Parkway West
            Orange, California 92868
            Telephone:   (714) 385-8296
            Telecopier:  (714) 938-2513
            Attention:  General Counsel

     (b)    if to FAFCO, FAREISI or any other FAFCO Member, to it at:

            The First American Financial Corporation
            114 East Fifth Street
            Santa Ana, California  92702
            Telephone:  (714) 558-3211
            Telecopier: (714) 647-2242
            Attention:  Parker S. Kennedy

            with a copy to:

            White & Case
            633 West Fifth Street, 19th Floor
            Los Angeles, California  90071
            Telephone:   (213) 620-7700
            Telecopier:  (213) 687-0758
            Attention:  Neil W. Rust

or to such other Person or address as any Party shall specify by notice in writing to each of the other Parties. Except for a notice of a change of address, which shall be effective only upon receipt thereof, all such notices, requests, demands, waivers and communications properly addressed shall be effective: (i) if sent by U.S. mail, three Business Days after deposit in the U.S. mail, postage prepaid; (ii) if sent by FedEx or other overnight delivery service, two Business Days after delivery to such service; (iii) if sent by personal courier, upon receipt; and (iv) if sent by facsimile, upon receipt.

     10.07. Entire Agreement.  This Agreement and the Schedules, Exhibits and
            ----------------
other documents referred to herein or delivered pursuant hereto, collectively contain the entire understanding of the Parties hereto with respect to the subject matter contained herein and supersede all prior agreements and understandings, oral and written, with respect thereto unless specifically set forth to the contrary herein.

     10.08. Binding Effect; Benefit; Assignment.
            -----------------------------------

     (a) This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto without the prior written consent of each other Party. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     (b) Notwithstanding anything stated in the foregoing paragraph (a), upon acknowledging this Agreement by its execution of the signature page hereto, NEWCO will be, for all purposes, treated as third party beneficiary to the representations and warranties of each Party in this Agreement, and subject to the limitations of Sections 8.01 and 8.02 shall be entitled to the benefits of
Article VIII with respect to any breach thereof; provided, that NEWCO may not
                                                 --------
assign such benefits without the written consent of each Party.

     10.09. Amendment and Modification.  Subject to applicable law, this
            --------------------------
Agreement may be amended, modified and supplemented in writing by the Parties hereto in any and all respects before the Closing (notwithstanding any shareholder approval), by action taken by the respective Boards of Directors of such Parties, or by the respective officers authorized by such Boards of Directors, provided, that after any such shareholder approval, no amendment may
           --------
be made which by law requires further approval by such shareholders without such further approval.

     10.10. Further Actions. Each of the Parties hereto agrees that, subject to
            ---------------
its legal obligations, it will use its reasonable best efforts to fulfill all conditions precedent specified herein, to the extent that such conditions are within its control, and to do all things reasonably necessary to consummate the transactions contemplated hereby.

     10.11. Counterparts.  This Agreement may be executed in several
            ------------
counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

     10.12. Applicable Law; Submission to Jurisdiction.
            ------------------------------------------

     (a) This Agreement and the legal relations between the Parties hereto shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflict of laws rules thereof.

     (b) Each of the Parties agrees that any legal action or proceeding with respect to this Agreement may be brought in the Courts of the State of California or the United States District Court for the Central District of California and, by execution and delivery of this Agreement, each Party hereby irrevocably submits itself in respect of its property, generally and unconditionally to the non-exclusive jurisdiction of the aforesaid courts in any legal action or proceeding arising out of this Agreement. Each of the Parties hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to in the preceding sentence. Each Party consents to process being served in any such action or proceeding by the mailing of a copy thereof to the address for notices to it set forth in Section 10.06 and agrees that such service upon receipt shall constitute good and sufficient service of process or notice thereof. Nothing in this paragraph shall affect or eliminate any right to serve process in any other matter permitted by law.

     10.13. Severability.  If any term, provision, covenant or restriction
            ------------
contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed in their respective corporate names by their respective officers, each of whom is duly and validly authorized and empowered, all as of the day and year first above written.


                                         THE FIRST AMERICAN FINANCIAL
                                         CORPORATION


                                         By /s/ Parker S. Kennedy
                                            ------------------------------------
                                            Name: Parker S. Kennedy
                                            Title:


                                         FIRST AMERICAN REAL ESTATE
                                         INFORMATION SERVICES, INC.


                                         By /s/ John Long
                                            ------------------------------------
                                            Name: John Long
                                            Title:


                                         FIRST AMERICAN APPRAISAL SERVICES,
                                         INC.


                                         By /s/ Anand Nallathambi
                                            ------------------------------------
                                            Name: Anand Nallathambi
                                            Title:


                                         FIRST AMERICAN APPRAISAL CONSULTING
                                         SERVICES, INC.


                                         By /s/ Anand Nallathambi
                                            ------------------------------------
                                            Name: Anand Nallathambi
                                            Title:

                                         FIRST AMERICAN CREDCO, INC.


                                         By /s/ Donald A. Robert
                                            ------------------------------------
                                            Name: Donald A. Robert
                                            Title: President


                                         FIRST AMERICAN FIELD SERVICES, INC.


                                         By /s/ Shari Nott
                                            ------------------------------------
                                            Name: Shari Nott
                                            Title: Vice President


                                         FIRST AMERICAN FLOOD DATA
                                         SERVICES, INC.


                                         By /s/ Robert Douglas
                                            ------------------------------------
                                            Name: Robert Douglas
                                            Title: Senior Vice President


                                         FIRST AMERICAN PROPERTY SERVICES,
                                         INC.


                                         By /s/ John Long
                                            ------------------------------------
                                            Name: John Long
                                            Title:


                                         FIRST AMERICAN REAL ESTATE TAX
                                         SERVICE, INC.


                                         By /s/ David C. Yavorsky
                                            ------------------------------------
                                            Name: David C. Yavorsky
                                            Title: President

                                         PASCO ENTERPRISES, INC.


                                         By /s/ John Long
                                            ------------------------------------
                                            Name: John Long
                                            Title:


                                         PRIME CREDIT REPORTS, INC.


                                         By /s/ Donald A. Robert
                                            ------------------------------------
                                            Name: Donald A. Robert
                                            Title: Senior Vice President


                                         PROPERTY FINANCIAL SERVICES OF NEW
                                         ENGLAND, INC.


                                         By /s/ Anand Nallathambi
                                            ------------------------------------
                                            Name: Anand Nallathambi
                                            Title:


                                         DOCS ACQUISITION CORP.


                                         By /s/ John Long
                                            ------------------------------------
                                            Name: John Long
                                            Title:


                                         STRATEGIC MORTGAGE SERVICES,
                                         INC. (TEXAS)


                                         By /s/ Mark B. Rogers
                                            ------------------------------------
                                            Name: Mark B. Rogers
                                            Title: President

                                         EXPERIAN INFORMATION SOLUTIONS, INC.


                                         By /s/ D.V. Skilling
                                            ------------------------------------
                                            Name: D. Van Skilling
                                            Title:

ACKNOWLEDGED AND AGREED TO:

FIRST AMERICAN REAL ESTATE SOLUTIONS LLC


By /s/ Parker S. Kennedy
   -------------------------------------
   Name: Parker S. Kennedy
   Title: